CONFIDENTIAL TREATMENT REQUESTED

     Confidential Portions of this Agreement Which Have Been Redacted Are Marked With ("[***]"). The Omitted Material Has Been Filed Separately With The Securities and Exchange Commission.

                              MASTER SITE AGREEMENT

                                 by and between

                                SBA TOWERS, INC.

                                       and

                      HORIZON PERSONAL COMMUNICATIONS, INC.

                        CONFIDENTIAL TREATMENT REQUESTED

                              MASTER SITE AGREEMENT

     THIS MASTER SITE AGREEMENT (this "MSA") is made and entered into this ____ day of July, 1999 (the "Date of this MSA"), by and between SBA Towers, Inc. ("SBA"), and Horizon Personal Communications, Inc. ("Horizon").

                                    RECITALS:

     WHEREAS, Horizon and Horizon Telcom, Inc. have sold or has agreed to sell to SBA fifty-six (56) towers and related improvements ("SBA Improvements") and in connection therewith has either conveyed or agreed to convey to SBA all of Horizon's and Horizon Telcom, Inc.'s right, title and interest in and to the land upon which the towers were constructed or has assigned or has agreed to assign to SBA all of Horizon's right, title and interest in and to the underlying leases, licenses or easements as set forth in Schedule 1 (collectively, the "Ground Leases") attendant to those towers and related assets purchased pursuant to the terms of the Asset Purchase Agreement (the "APA") entered into by and among SBA, Horizon, and Horizon Telcom, Inc. dated the ___ day of July, 1999 (individually a "Tower", collectively the "Towers");

     WHEREAS, SBA and Horizon desire to enter into this MSA which will establish the general terms and conditions whereby SBA will lease to Horizon space on each of the Towers and lease or sublease ground space on land in the vicinity of each of the Towers conveyed by Horizon to SBA pursuant to the APA (real property owned or leased by SBA with respect to each Site (as defined below)), together with any and all easements required for access and utilities or other appurtenances (hereinafter referred to as a "Property" and collectively as the "Properties);

     WHEREAS, SBA and Horizon have executed that certain Master Design Build Agreement ("BTS Agreement") contemporaneously with the execution of this MSA which provides for the design, development and construction of new tower sites ("BTS Sites");

     WHEREAS, SBA and Horizon have agreed that in the event that Horizon issues to SBA Search Rings in Region 2, as those terms are defined in the BTS Agreement, then Horizon shall have the obligation to lease space on twenty (20) existing towers owned by SBA in Region 2;

     WHEREAS, this MSA shall govern the sites conveyed by Horizon to SBA pursuant to the APA ("Conveyed Sites") and which are developed by SBA pursuant to the BTS Agreement ("BTS Sites") and which are already owned by SBA ("SBA Sites") provided (as hereinafter defined) that certain terms, covenants and conditions of this MSA may vary, dependent upon whether the Site was conveyed by Horizon to SBA pursuant to the APA, is developed by SBA pursuant to the BTS Agreement, or is already owned by SBA; and

     WHEREAS, SBA and Horizon will enter into a Site Agreement ("SLA") which will establish the terms for use of Conveyed Sites and BTS Sites in form and substance substantially similar to Attachment "A" attached hereto and by reference made a part hereof;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. MSA. This MSA sets forth the general terms and conditions upon which all Sites shall be leased to Horizon. SBA and Horizon shall execute SLAs in the form attached hereto as Attachment "A" for each Site conveyed by Horizon to SBA and by reference made a part hereof at the closing anticipated by the APA with respect to the Conveyed Sites. SBA and Horizon shall also execute an SLA for each BTS Site in accordance with the provisions of paragraph 2.7(b) of the BTS Agreement as such Sites arc identified from time to time. Each SLA shall identify a particular Site, as that term is defined below, made subject to this MSA. In the event of a conflict or inconsistency between the terms of this MSA and a SLA, the terms of the SLA shall govern and control for that Site.

     2. Site.

          (a) Subject to the following terms and conditions, SBA hereby grants Horizon the right to install, maintain and operate Horizon's wireless communications equipment and appurtenances on space on the Tower which is adequate to allow the installation of the Equipment, as that term is defined in this paragraph 2, with sufficient separation from the equipment owned by SBA or any equipment which is owned or operated by a sublessee or licensee of SBA as may be necessary to prevent interference with the Equipment as provided in paragraph 6 of this MSA ("Tower Space") together with ground space that will not exceed two hundred fifty (250) square feet on each Property as described in this paragraph 2 ("Ground Space") with non-exclusive easements for access and utilities to the Ground Space (collectively the "Easement"). Horizon shall have exclusive control and dominion of the Tower Space and the Ground Space provided that SBA and other tenants of the Property shall have a non-exclusive, temporary construction easement over the Site, as that term is hereinafter defined, as is reasonable and necessary for the maintenance, repair and installation of equipment on the Tower, but in no event may SBA or any other entity disturb or interfere with the operations conducted by Horizon of the Site in performing these activities. In no event shall SBA install or allow its lessees, sublessees, licensees or other entities which are granted the right by SBA to occupy the Property to install any improvements below, on or above the Ground Space. The Tower Space, Ground Space, Easements and Cable Path (as hereinafter defined) as to any Property may be collectively referred to herein as a "Site."

          (b) Subject to the terms and conditions of this MSA, SBA hereby agrees to lease each of the Sites to Horizon. SBA further grants and assigns to Horizon the non-exclusive rights: (i) to utilize portions of any utility Easement for the installation and maintenance of utilities, cables, conduits and pipes for the providing of necessary utility service (including, without limitation, electrical and telecommunications service) to the Equipment (as hereinafter defined); (ii) to utilize the Property including any ingress and egress easements for pedestrian and vehicular access to and from the Site; and (iii) to use a portion of the ground and space on the Tower to install cabling and utilities for connecting and linking the Tower Space with the Ground Space (the "Cable Path"). Horizon shall be entitled to enter the Site on a twenty-four (24) hour, seven (7) days per week basis during the SLA Term. Horizon shall give SBA verbal notice not less than twenty four hours prior to a scheduled ascension of a Tower by Horizon or its agents or contractors. In the event that Horizon must ascend a Tower for exigent circumstances it shall provide verbal notice of the ascension of the Tower within twenty four (24) hours after the tower was ascended.

          (c) Subject to paragraph 2(d) with respect to the Conveyed Sites, Horizon shall have the right to maintain, operate, replace, reconfigure and upgrade on any given Site any equipment which has been installed on a Site prior to the Date of this MSA including without limitation any existing PCS antennas, microwave dishes and related cabling and equipment mounted on the Towers, above and below ground conduit, RBS cabinets and related equipment on the ground, cabinetry and shelters for the microwave facilities and related cabling and equipment on the ground ("Grandfathered Equipment"). Within one hundred and eighty (180) days of the commencement date of an SLA, SBA, with reasonable cooperation from Horizon, shall compile a list of the Grandfathered Equipment for each Site, which list shall be reviewed and approved by Horizon. SBA shall provide Horizon copies of any documentation including photographs relating to the Grandfathered Equipment in each medium in which this information is maintained by SBA, including paper and electronic formats.

          (d) Horizon shall have the right without paying any additional consideration to SBA, to install, maintain, operate, replace, reconfigure and upgrade the following equipment on each Site: (i) one (1) six foot (6'0") maximum diameter microwave dish in addition to any other dishes or other microwave equipment which are included in the Grandfathered Equipment; (ii) up to twelve (12) panel antennas (including any Grandfathered Equipment) and associated tower top amplifiers and connection boxes, jumper cabling and twelve
(12) - 1 5/8" coaxial cables; and (iii) a generator and a generator fuel tank (including any Grandfathered Equipment) provided that Horizon shall obtain any governmental permits and approvals which are required for such activities. SBA acknowledges and agrees that the microwave dish installed by Horizon on the Tower need not be located within the Tower Space, provided that in such event, Horizon shall locate the microwave dish on the Tower so as not to adversely affect the installation of another carrier's equipment on the Tower and to avoid overloading the Tower when considering the loads in existence as of the date of installation of the microwave dish. In the event that one or more of the Towers conveyed by Horizon to SBA pursuant to the APA lack adequate vertical space or structural or windloading capacity to accommodate a minimum of two (2) tenants (each utilizing a standard 12 panel broadband PCS array) in addition to Horizon (taking into account the Grandfathered Equipment only), Horizon shall not have the right to add additional equipment or reconfigure Grandfathered Equipment to any such Tower in such a manner that the reconfigured or additional equipment would place a greater structural or windloading burden on the Tower. SBA shall have no obligation with regard to such Conveyed Sites to reinforce, upgrade or replace the structure to accommodate the Equipment. However, in the event that SBA chooses to replace a Tower on a Conveyed Site, it shall be designed to have adequate structural and wind loading capacity to accommodate the Equipment.

          (e) Horizon shall have the right without paying any additional consideration to SBA, to install maintain, operate, replace, reconfigure and upgrade on each Site any Equipment which may be located within Ground Space which will not exceed two hundred fifty (250) square feet. In addition, if necessary to handle maximum traffic capacity, Horizon shall also have the right without paying any additional consideration to SBA, to install, maintain, operate, replace, reconfigure and upgrade on each Site additional electronic equipment and related cabinetry within the Ground Space.

          (f) The Grandfathered Equipment and the equipment and items specified in paragraphs 2(c) and 2(d) shall hereafter be referred to as the "Equipment." In no event shall Horizon be required to share the Equipment with SBA or any other occupant of a Site as a common facility. Horizon shall maintain at its expense the Equipment in accordance with applicable laws, codes, ordinances and regulations.

          (g)  Horizon  may  from  time to time  during  the SLA  Term  replace, substitute  or  modify  any of the  Equipment.  Horizon  must  submit  plans and specifications of the replacement modification, substitution or additional equipment. SBA shall have the right to cause an intermodulation study, but only if the Equipment is operating at a New Spectrum as that term is defined in paragraph 6(a). SBA shall have the right to cause a structural analysis to be performed using such plans and specifications, at Horizon's sole cost and expense but only in the event there exists a reasonable likelihood that the windloading or structural capacity of the load created by the replacement, modification, substitution or additional equipment exceeds the loads created by a full array of the Equipment when considering both the type, size and weight of the antenna and cabling which is in use as of the Date of this MSA. The plans and specifications will be subject to SBA's approval, such approval not to be unreasonably withheld, delayed or conditioned. The costs of any such intermodulation study or structural analysis shall not exceed the market rates for said services. It will be unreasonable for SBA to reject such plans and specifications if the equipment described in the plans (i) does not increase the wind load or structural burden upon the Site above that which would be created by a full array of the Equipment when considering both the type, size and weight of the antenna and cabling which is in use as of the Date of this MSA, (ii) does not increase the leased Tower or ground space, and (iii) does not create any technical or radio frequency interference which interferes with the equipment or network of other users who are then located upon the Site.

          (h) SBA shall not enter into any lease, sublease, license or other occupancy agreement (or any amendment or modification thereof) affecting the Property or the Tower or permit the installation of any equipment that would have the effect of (i) restricting or impairing Horizon's right to install and use at any time during the SLA Term the full amount of the Equipment; (ii) violating any federal, state or local law, regulation or ordinances; or (iii) impairing Horizon's access to the Equipment. In connection with the foregoing, SBA shall require any structural report or analysis obtained by SBA or any other proposed sublessee, licensee or other occupant of the Tower to assume and incorporate the utilization of the full amount of the Equipment regardless of whether the full amount of the Equipment has been installed as of the date of the report or analysis. In the event of a violation of this Paragraph 2(h) that is not cured within thirty (30) days after SBA's receipt of written notice of

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

such violation, Horizon may (without being obligated to do so and in addition to, and not in lieu of any other remedy available to Horizon on account thereof) seek the enforcement of this Paragraph 2(h) against SBA and any entity participating in such violation, including the seeking of equitable relief.

          (i) The Equipment shall remain the exclusive property of Horizon and Horizon shall have the right to remove all or any portion of the Equipment at any time during the SLA Term. Horizon shall remove the Equipment from the Site within thirty (30) days after the expiration or any earlier termination of any SLA subject to any rights that SBA may have in and to certain alterations and improvements to the Site as set forth in this MSA. Horizon shall repair any damage caused by such removal. In the event that Horizon does not remove its Equipment from a Site on or before the expiration or earlier termination of the applicable SLA, then Horizon shall pay as hold-over rental for the period after the date of the termination or earlier expiration of the SLA a sum which is equivalent to [***] of the rental rate which was accruing immediately prior to the expiration or termination of the applicable SLA which amount shall be prorated through the date that the Equipment is removed from the Site.

          (j) Horizon and its employees, agents, consultants and contractors shall be entitled to enter upon the Property for purposes of accessing the Site subject to the notice requirements of paragraph 2(b) of this MSA. SBA shall have the right to approve those contractors engaged by Horizon before said contractors enter a Site provided that the approval of any contractor by SBA shall not be conditioned or unreasonably withheld or delayed by SBA and, once such an approval has been given, shall apply to all Sites which are governed by this MSA.

     3. Term.

          (a) MSA Term. The MSA term shall begin on the date of this MSA and shall continue until the expiration or earlier termination of the last SLA which remains subject to the terms of this MSA (the "MSA Term").

          (b) SLA Term and Renewal. Subject to Paragraphs 3(c) and (d) of this MSA, the initial term of each SLA for Conveyed Sites (the "Initial SLA Term") shall be [***], which term shall begin on the date set forth in each such SLA which shall be the Closing Date as that term is defined in the APA. Subject to Paragraphs 3(c) and (d) of this MSA, the Initial SLA Term for BTS Sites and SBA Sites shall be [***], which term shall begin on the earlier of the date which is
(i) [***] after the date that SBA notifies Horizon that the Tower is suitable for the installation of the Equipment or (ii) the date at which Horizon commences the installation of the Equipment. The date upon which each SLA commences for any Conveyed Site or BTS Site and each Antenna Site Agreement (as hereinafter defined) for any SBA Site, may hereinafter be referred to as the "SLA Commencement Date." The Initial SLA Term, together with any and all renewals and extensions thereof, shall be defined as the "SLA Term."

          (c) Subject to Paragraph 3(d) hereof, without regard to whether such rights are or are not set forth in each SLA or Antenna Site Agreement and further provided that Horizon is not in default in the payment of Rent beyond

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

any applicable cure period at the date of the commencement of the Renewal Term (as hereinafter defined), Horizon shall have the right but not the obligation, to extend any SLA or Antenna Site Agreement, [***], additional [***] (each, a "Renewal Term"). Horizon's sublease of the Site during each Renewal Term shall be on the same terms and conditions as set forth herein except with respect to rent and insurance as otherwise set forth herein. This MSA and each SLA and each Antenna Site Agreement shall automatically renew for each successive Renewal Term unless Horizon notifies SBA in writing of Horizon's intention not to renew any such SLA or Antenna Site Agreement at least sixty (60) days prior to the expiration of the Initial SLA Term or the Renewal Term then in effect.

          (d) SBA hereby covenants and agrees that, so long as Horizon has not exercised its option to refrain from renewing an SLA, SBA shall exercise any right to renew the Ground Lease (or refrain from effecting a non-renewal thereof, as the case may be) applicable to such Site and shall not exercise any right of termination of such Ground Lease (except as otherwise provided under this MSA) so that such Ground Lease shall continue in full force and effect during the Initial Term and all Renewal Terms available under such SLA. Without in any way modifying SBA's obligation to renew each Ground Lease as described above, the SLA Term of any SLA shall not extend beyond the term (including any renewals thereof) of the Ground Lease applicable to such Site and, simultaneously with the expiration or earlier termination of the Ground Lease in accordance with its terms, the applicable SLA shall also terminate; provided, however, that the foregoing shall not be deemed or construed to modify or limit any of Horizon's rights of nondisturbance or of cure under such Ground Lease or under any other agreement with the lessor under such Ground Lease ("Ground Lessor"). In the event that SBA and the Ground Lessor hereafter enter into any further extensions or renewals of the Ground Lease, SBA shall provide written notice thereof to Horizon within thirty (30) days of the execution thereof.

     4. Rent.

          (a) Sites; Initial Term and Renewal Term For Conveyed Sites.

                    (i) During the Initial SLA Term of any SLA for a Conveyed Site, Horizon shall pay as annual rent for each SLA at such place as SBA may specify in writing to Horizon from time to time the sum of [***] in equal monthly installments in the amount of [***] per month, in advance ("Rent"). The first monthly payment for each Site shall be due on the SLA Commencement Date for such Site. Rent for any partial month during the SLA Term or any renewal or extension thereof shall be prorated and payable according to the actual number of days in the calendar month for which such determination of Rent is to be made.

               (ii) On the third anniversary of the SLA Commencement Date for each Conveyed Site and on each anniversary of the Commencement Date for said Sites thereafter throughout the Initial Term and any Renewal

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

          Term, [***] which shall be identified by the parties by mutual agreement and by three percent of the Rent during the immediately prior year on the remaining [***] Conveyed Sites governed by this MSA.

          (b) Sites; Initial Term and Renewal Term For BTS Sites in Region 1.

               (i) During the Initial SLA Term of any SLA for a BTS Site in Region 1 (for purposes of this MSA, Region 1 shall mean BTAs 23, 39, 73, 78, 80, 126, 143, 155, 197, 233, 255, 280, 294, 342, 359, 424, and
          487 and any counties which are adjacent to these BTAs), Horizon shall pay annual rent for each SLA at such place as SBA may specify in writing to Horizon from time to time the sum of [***] in equal monthly installments in the amount of [***] per month, in advance ("Rent"). The first monthly payment for each Site shall be due on the SLA Commencement Date for such Site. Rent for any partial month during the SLA Term or any renewal or extension thereof shall be prorated and payable according to the actual number of days in the calendar month for which such determination of Rent is to be made.

               (ii) Rent Escalation. On the third anniversary of the SLA Commencement Date for each BTS Site in Region 1, and on each anniversary of the Commencement Date for said Sites thereafter throughout the Initial Term and any Renewal Term, Rent shall be increased by [***] of the Rent payable during the immediately prior year.

          (c) Sites; Initial Term and Renewal Term For BTS Sites in Region 2.

               (i) During the Initial SLA Term of any SLA for a BTS Site in Region 2 (for purposes of this MSA, Region 2 shall mean BTA 229), Horizon shall pay annual rent for each SLA at such place as SBA may specify in writing to Horizon from time to time the sum of [***] in equal monthly installments in the amount of [***] per month, in advance ("Rent"). The first monthly payment for each Site shall be due on the SLA Commencement Date for such Site. Rent for any partial month during the SLA Term or any renewal or extension thereof shall be prorated and payable according to the actual number of days in the calendar month for which such determination of Rent is to be made.

               (ii) Rent Escalation. On the first anniversary of the SLA Commencement Date for each SBA Site in Region 2, and on each anniversary of the Commencement Date for said Sites thereafter throughout the Initial Term and any Renewal Term, Rent shall be increased by [***] of the Rent payable during the immediately prior year.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


          (d) Sites; Initial Term and Renewal Term For SBA Sites.

               (i) In the event that Horizon issues to SBA Search Rings in Region 2, as defined in the BTS Agreement, then Horizon shall have the obligation to enter into Antenna Site Agreements (as described in Paragraph 4(d)(iii)) for 20 SBA Sites in Region 2 within 30 days of the issuance of such Search Ring. During the first year of a term under the Antenna Site Agreement for these 20 SBA Sites, [***]. Thereafter, Horizon shall pay annual rent for each of these 20 SBA Sites at such place as SBA may specify in writing to Horizon from time to time the sum of [***] in equal monthly installments in the amount of [***] per month, in advance ("Rent"). The first monthly payment for each Site shall be due on the first anniversary of the SLA Commencement Date for such Site. Rent for any partial month during the term or any renewal or extension thereof shall be prorated and payable according to the actual number of days in the calendar month for which such determination of Rent is to be made.

               (ii) Rent Escalation. On the first anniversary of the SLA Commencement Date for each such SBA Site, and on each anniversary of the commencement date for said Sites thereafter throughout the initial term and any renewal term, Rent shall be increased by [***] of the Rent payable during the immediately prior year.

               (iii) Antenna Site Lease Agreement. Horizon and SBA acknowledge and agree that this MSA shall not apply to the SBA Sites except as provided in this paragraph 4(d). SBA and Horizon agree that they shall execute the form of Antenna Site Lease Agreement attached hereto as Attachment "B" for each of the 20 SBA Sites within 30 days of Horizon's issuance of the first Search Ring in Region 2 to SBA.

          (e) Horizon shall have the right to use a direct deposit system with regard to Rent payments. SBA agrees to cooperate with Horizon in providing requisite information to Horizon for such direct deposit. The implementation of the direct deposit process shall be at Horizon's expense.

     5. Permitted Use. Horizon may use each Site for: (i) the transmission, relay and receipt of communication signals utilizing any lawful frequencies via the Equipment, (ii) the construction, alteration, maintenance, repair, replacement and relocation of the Equipment in accordance with the terms and provisions of this MSA and (iii) any other incidental lawful purposes in accordance with the terms and conditions hereof.

     6. Interference.

          (a) Horizon's use of each Site as permitted in accordance with Paragraph 5 for the installation and operation of the Equipment (including any microwave dishes installed and operated by Horizon pursuant to Paragraph 2(d)) shall constitute the "Senior Use" on the Property. The Senior Use shall further include any use or uses by substitute, modified or replacement antennas that are installed within the Tower Space on account of damage, disrepair or obsolescence of any of the antennas described above or failure of such antennas to yield optimum performance, even if such substitute, modified or replacement antennas are of a different model or manufacturer. Horizon's use of the Site for the Senior Use shall be deemed for all purposes the senior-in-priority use of the Property. It is understood that should the Equipment operate at frequencies different from the frequencies than those which Horizon has authority to utilize ("New Spectrum") as of the Date of this MSA, the use of those frequencies shall not be a Senior Use for the purpose of resolving interference with the then existing uses at that Site. Notwithstanding the foregoing, if Horizon shall begin the operation of frequencies pursuant to a New Spectrum, the use of the New Spectrum shall thereafter constitute a Senior Use relative to any use of the Property which commences after the date of commencement of use of the New Spectrum. If the equipment which is operating at the New Spectrum causes interference with the then existing equipment at the Property and such interference cannot be eliminated within five (5) business days after receipt by Horizon of notice from SBA of the existence of interference, Horizon shall cease the operation of the Equipment which is operating at the New Spectrum and is causing interference (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement, or other action taken for the purpose of correcting such interference) until such interference is corrected.

          (b) In the event that, as to any Site leased to Horizon pursuant to an SLA, SBA enters into any lease, sublease or license agreement in the future with any third party for other portions of the Property or the Tower, then SBA agrees to require such lessee, sublessee or licensee to install equipment of types and operating at radio frequencies that will not cause interference to Horizon's communications operations being conducted from the Site. SBA agrees that in the event such lessee, sublessee or licensee causes interference with the Equipment, SBA will require such sublessee or licensee to take all steps necessary to correct and eliminate the interference. SBA will notify such lessee, sublessee or licensee of such interference within 24 hours of receipt of such notice from Horizon. If such interference cannot be eliminated within five (5) business days after receipt by such sublessee or licensee of notice from SBA of the existence of interference, SBA shall cause such lessee, sublessee or licensee to disconnect the electric power and shut down such lessee's, sublessee's or licensee's equipment (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement or other action taken for the purpose of correcting such interference) until such interference is corrected. If such interference is not completely rectified to the satisfaction of Horizon within sixty (60) days after receipt by such lessee, sublessee or licensee of such notice from SBA, SBA shall cause such lessee, sublessee or licensee to remove its antennas and equipment from the Property and the Tower.

          (c) Pursuant to the APA, SBA has assumed leases, subleases and licenses of the Property and the Tower with respect to the Conveyed Sites from Horizon which contain covenants against interference and certain other covenants relating to Horizon's Senior Use of the Site. SBA hereby agrees to take all reasonable means necessary to enforce such covenants for the benefit of Horizon upon Horizon's reasonable request, including without limitation the commencement of appropriate legal actions or proceedings.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     7. Utilities.

          (a) Use by Horizon. Horizon shall pay the cost of all electric power, telephone and other utility service consumed by Horizon in operating the Equipment and shall make payment therefor when due directly to the providing utility or service company before any lien, fine, penalty, interest or other charge may attach on account of nonpayment.

          (b) Use by SBA and Others. Except for the cost of electric power, telephone and other utility service consumed by Horizon in operating the Equipment, SBA shall pay or cause to be paid the cost of all utilities and services utilized on the Property directly to the providing utility or service company before any lien, fine, penalty, interest or other charge may attach on account of nonpayment. SBA shall not nor shall it allow any third party to sub-meter electricity at any Site from Horizon. SBA and any third party granted a right to use the Property or a portion thereof in accordance with the terms of this MSA may connect to the utility improvements which serve the Site provided that said utilities shall (i) be separately metered from Horizon's utilities,
(ii) not cause an undue loading on the electrical service when taking into consideration the electrical load created by the Equipment which has been or may be installed at the Site by Horizon and (iii) be insured on the secondary side of the utility transformer which provides electrical service to the Site.

     8. Ground Lease Default: Horizon's Right to Cure. Upon the occurrence of a Monetary or Non-Monetary Ground Lease Default, as hereinafter defined (collectively, "Ground Lease Defaults") and without limiting or restricting Horizon's rights or remedies under Paragraphs 9, 10 and 11 hereof, Horizon shall be authorized to exercise the remedies set forth below in this Paragraph 8:

          (a) In the case of a default in the payment of rent due under a Ground Lease or a default in any other obligation imposed upon SBA as lessee under the Ground Lease the cure of which can be reduced to the payment of a monetary sum (a "Monetary Ground Lease Default"), Horizon may, within or outside of any cure period provided therefor in the Ground Lease or otherwise afforded to Horizon by an agreement with the Ground Lessor, pay to the Ground Lessor any amount required under the Ground Lease to cure such default so that the Ground Lease shall remain in full force and effect, including, without limitation, any interest, late charge or other assessment charged or assessed by Ground Lessor with respect thereto. Horizon shall provide to SBA written notice of such action at or before the time of making the foregoing payment to the Ground Lessor. SBA shall have a period of ten (10) days from the date of receipt of said notice from Horizon to cure said default before Horizon may affect a cure pursuant and demand an offset against Rent pursuant to this paragraph. Following any such payment by Horizon to Ground Lessor, Horizon shall be entitled to withhold the full amount thereof, plus an additional administrative charge of [***] of the amount paid, from installments of Rent next owing under any such SLA until such amount and charge have been fully credited. In connection therewith, the parties hereby acknowledge that such administrative charges are intended to compensate Horizon for its administrative and additional overhead costs, fees and expenses reasonably anticipated and estimated to be incurred on account of such action and are not intended to be imposed as a penalty.

          (b) In the case of a default under a Ground Lease the cure of which cannot be reduced to the payment of a monetary sum ("Non-Monetary Ground Lease Default"), Horizon may, upon written notice to SBA (except in cases of emergency whereby Horizon shall provide such notice as promptly as possible after the fact), commence and prosecute any and all action or actions necessary to cure such default as may be available to SBA under the terms and conditions of such Ground Lease. SBA shall have a period of ten (10) days from the date of receipt of said notice from Horizon to cure said default before Horizon may affect a cure pursuant and demand an offset against Rent pursuant to this paragraph. In the event of any such curative action by Horizon described in this Paragraph 8(b), Horizon shall be entitled to withhold the full amount of all costs and expenses incurred by Horizon in completing such cure, plus an additional administrative charge of five percent (5%) of such amount, from installments of Rent next owing under this MSA until such amount and charge have been fully credited.

          (c) In the event that Horizon effects a cure of a breach of a Ground Lease by SBA as provided herein, Horizon may, at its election, require SBA to assign the Ground Lease to Horizon and effect an Acquisition pursuant to the terms of paragraph 9 hereof.

     9. Other Defaults by SBA; Additional Horizon Remedies.

          (a) The following shall constitute  events of default under the MSA by
SBA:

               (i) Breach of any representation, warranty or covenant set forth in this Agreement including the applicable SLA (with the exception of the interference provisions set forth in Paragraph 6) which is not cured within thirty (30) days of receipt of written notice, or such shorter time as may be specified by this MSA or the applicable Ground Lease, except such cure period will be extended as reasonably necessary to permit SBA to complete the cure so long as SBA commences the cure within such thirty (30) day period, or other applicable period, and thereafter continuously and diligently pursues and completes such cure;

               (ii) If any petition is filed by or against SBA, under any paragraph or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against SBA, such petition is not dismissed within ninety (90) days after the filing thereof), or SBA is adjudged bankrupt in proceedings filed under any paragraph or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

               (iii) If a receiver, custodian or trustee is appointed for SBA or for substantially all of the assets of SBA and such appointment is not vacated within sixty (60) days of the date of appointment; or

               (iv) If SBA makes a transfer in fraud of creditors.

          (b) Upon the occurrence of any default by SBA under this MSA or any Ground Lease Default, Horizon shall be entitled to exercise any one or more of the following rights or remedies in accordance with, and subject to, the terms, provisions and conditions of this MSA:

               (i) in the case of a default of this MSA resulting from SBA's failure to renew the Ground Lease as required under Paragraph 3(d) hereof, Horizon shall have the right to take all necessary and appropriate steps to effect a renewal thereof;

               (ii) in the event of a breach or an alleged default under the Ground Lease by SBA which is not cured within five (5) days prior to the date that period to cure defaults under the Ground Lease expires or if SBA shall fail to properly effect a renewal of a Ground Lease, then Horizon may upon written notice to SBA, acquire from SBA all of SBA's rights, title, benefits, interests and obligations under the applicable Ground Lease (hereinafter referred to as an "Acquisition") in accordance with the provisions of Paragraphs 9(b) and 9(c) hereof, whereupon at the completion of the Closing (as hereinafter defined) of such Acquisition the applicable SLA shall terminate;

               (iii) upon written notice to SBA, terminate the applicable SLA(s) without exercising its right of Acquisition, whereupon Horizon shall have no further liability to SBA hereunder with regard to any such SLA(s); and

               (iv) with or without terminating the applicable SLA, pursue any and all other remedies available hereunder or under applicable law or in equity.

          (b) In the event that Horizon elects to exercise its right to cause an Acquisition, the SBA Improvements, including, without limitation, the Tower, any concrete foundation, and any utilities structure or other improvements owned by SBA on the Property shall be bargained, sold and conveyed to Horizon at a purchase price equal to the fair market value of such improvements after disassembly, less any dismantling and moving expenses and less the amount of any debt or obligation encumbering or secured by such SBA Improvements. Nothing contained herein shall be deemed to grant SBA the right to encumber the SBA Improvements except as otherwise provided in this MSA.

          (c) The closing of the Acquisition (the "Closing") shall occur within thirty (30) days after SBA's receipt of Horizon's notice of exercise of such right. During the aforementioned period prior to Closing, Horizon shall be entitled (but shall not be obligated) to take all measures necessary to maintain each Ground Lease in full force and effect, including the exercise of the cure remedies described above in Paragraph 8 hereof; provided, however, that such right shall not relieve SBA of its primary responsibilities in respect of each Ground Lease. SBA agrees to deliver to Horizon originals or copies of any other existing leases, subleases and licenses affecting the Property. At the Closing,
(i) Horizon shall pay to SBA the purchase price for the SBA Improvements to be conveyed to Horizon under this Paragraph 9; (ii) SBA shall execute and deliver to Horizon a bill of sale without recourse to such SBA Improvements; (iii) SBA and Horizon shall execute and deliver an assignment and assumption without recourse of each Ground Lease and of existing leases, subleases and licenses consistent with the terms and conditions hereof and a termination agreement providing for the termination of the applicable SLA as of the date of the Closing; and (iv) any and all other deeds, instruments and other writings as may be reasonably required by Horizon or its title insurer to effect the Acquisition or procure title insurance to the Property.

          (d) SBA shall indemnify and hold Horizon harmless from and against any claims, actions, injuries, losses or damages (including reasonable attorneys' fees and court costs) suffered or incurred by Horizon on account of SBA's actions or omissions under or with respect to the Ground Lease and any assigned subleases and licenses with any third party prior to the Closing. Horizon shall indemnify and hold SBA harmless from and against any claims, actions, injuries, losses or damages (including reasonable attorneys' fees and court costs) suffered or incurred by SBA on account of Horizon's actions or omissions under or with respect to the Ground Lease and the assigned subleases and licenses with any third party after the Closing. The respective obligations of SBA and Horizon under this Paragraph 9(d) shall survive the Closing and the termination of the applicable SLA.

          (e) In no event shall an event of default under one SLA constitute an event of default under any other SLA or entitle Horizon to exercise any remedies in relation to any Site other than the Site which is the subject of the event of default; provided, however, that Horizon shall be entitled to exercise any setoff rights it may possess against SBA, whether arising under this Agreement or by operation of law, against any SLA.

     10. Horizon's Default. The occurrence of any one or more of the following events constitutes an "event of default" by Horizon under any SLA.

          (a) If Horizon fails to pay Rent within ten days of Horizon's receipt of written request for payment;

          (b) Breach of any representation, warranty or covenant set forth in this Agreement including any SLA, with the exception of the non-payment of any fee or other sums by Horizon, which is not cured within thirty (30) days of receipt of written notice or such shorter time as may be specified by the MSA, except such thirty (30) day cure period will be extended as reasonably necessary to permit Horizon to complete the cure so long as Horizon commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure;

          (c) If any petition is filed by or against Horizon, under any paragraph or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against Horizon such petition is not dismissed within ninety (90) days after the filing thereof), or Horizon is adjudged bankrupt in proceedings filed under any paragraph or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

          (d) If a receiver, custodian or trustee is appointed for Horizon or for any of the assets of Horizon and such appointment is not vacated within sixty (60) days of the date of appointment or

          (e) If Horizon makes a transfer in fraud of creditors.

     11. SBA's Remedies. If an event of default by Horizon occurs, SBA (without notice or demand except as expressly required above) may terminate the applicable SLA. Horizon will become liable for damages equal to the total of:

          (a) The actual, reasonable costs of recovering the Site which is in default, including reasonable attorneys' fees);

          (b) The Rents accrued and payable as of the date of termination, plus interest thereon from the date due until paid; and

          (c) the Rent reserved for the remainder of the then existing SLA Term as such Rents would ordinarily become due and payable.

          (d) If Horizon does not cure an actual default within the period available to cure a default, SBA may cure the default and demand reimbursement from Horizon of those reasonable expenditures made by Horizon to cure any such default. Following any such payment by SBA, SBA shall be entitled to demand reimbursement from Horizon of the full amount thereof, plus an additional administrative charge of five percent (5%) of the amount paid. In connection therewith, the parties hereby acknowledge that such administrative charges are intended to compensate SBA for its administrative and additional overhead costs, fees and expenses reasonably anticipated and estimated to be incurred on account of such action and are not intended to be imposed as a penalty.

          (e) In no event shall SBA be entitled to accelerate Rents due under any SLA. In no event shall an event of default under one SLA constitute an event of default under any other SLA or entitle SBA to exercise any remedies in relation to any Site other than the Site which is the subject of the event of default provided, however, that SBA shall be entitled to exercise any setoff rights it may possess against Horizon, whether arising under this Agreement or by operation of law, against any SLA.

     12. Termination Rights of Horizon. In addition to, and not in lieu of, any other rights of termination set forth herein, Horizon may on one or more occasions terminate any SLA without any penalty or further liability as follows:

          (a) during any Renewal Term upon not less than sixty (60) days' prior written notice to SBA if, notwithstanding the exercise of Horizon's reasonable, diligent and good faith efforts, Horizon is unable to obtain or maintain the FCC license or other governmental approval or permit required to continue to utilize the Site in the manner then currently utilized;

          (b) upon not less than thirty (30) days' prior written notice to SBA if, through no fault of Horizon, SBA may no longer lawfully operate the SBA Improvements as a wireless communications facility or may no longer lawfully maintain the Tower on the Property;

          (c) upon not less than thirty (30) days' prior written notice to SBA if Horizon determines, in its reasonable discretion exercised in good faith, that the Property has experienced or suffered, or hereafter experiences or suffers, an environmental contamination or other hazardous substance release through no fault of Horizon that was not disclosed in an environmental assessment provided to Horizon prior to the execution of the SLA and, for those Sites conveyed by Horizon to SBA pursuant to the SBA, that said contamination did not exist as of the date Sites were conveyed;

          (d) upon not less than six (6) months' prior written notice to SBA for no reason or any reason at all after the expiration of the Initial Term.

          In the event that Horizon terminates the SLA for any Site pursuant to this Paragraph 11, Horizon shall, upon such termination, effect a timely removal of its Equipment and transfer to SBA all of its right title and interest, without representation or warranty, to any concrete foundations, tower mounting platforms, power poles, utility service entrance equipment, cabling and conduit remaining at such Site.

     13. Additional Warranties and Covenants. So long as this MSA is in effect, SBA hereby further covenants, warrants and agrees as follows:

          (a) SBA shall not exercise any right of termination available to SBA as the tenant under any Ground Lease except in a Renewal Term and may only then exercise a right to terminate the Ground Lease if SBA exercises such right to protect safety or property or SBA reasonably believes that continued leasing of the Site will cause or has caused SBA to incur liability exceeding the fair market value of the Site. SBA may not exercise this termination right unless SBA gives Horizon at least 30 days' notice. This notice shall give Horizon the right to cause an Acquisition of the Site as described in Paragraphs 9(b) and (c) of this MSA. Horizon must accept the offer within ten (10) days of receipt of the notice. If SBA fails to receive a response within the ten (10) day period, Horizon will be deemed to have rejected the offer, and SBA will have the right to terminate the Ground Lease. If Horizon accepts the offer, an Acquisition will occur as described in Paragraphs 9(b) and (c) of this MSA. Without limiting the generality of the foregoing, in the event of any bankruptcy filing or other insolvency proceeding by or against SBA in which the Ground Lease is rejected, or sought to be rejected, by SBA or SBA's trustee or other representative of SBA's bankruptcy estate, SBA shall invoke any and all rights under 11 U.S.C.
Section 365(h) or any other applicable provision (or any successor provision) to continue SBA's occupancy of the Property so as to permit Horizon's continued occupancy and use of the Site as authorized herein;

          (b) SBA shall duly and punctually perform each and every obligation of the "Lessee" under (and as defined in) the Ground Lease and shall not cause or permit the occurrence of any event of default on the part of the "Lessee" thereunder;

          (c) SBA shall not surrender, or offer to surrender, any Property to a Ground Lessor;

          (d) SBA shall not enter into any amendment of a Ground Lease that would adversely affect any right or remedy of Horizon hereunder or under the applicable SLA;

          (e) In the event of Ground Lessor's failure to observe or perform a warranty or covenant of such Ground Lessor under the applicable Ground Lease which has an adverse affect upon Horizon's permitted use or Horizon's governmental permits, SBA shall use diligent and good faith efforts to compel Ground Lessor's observance or performance of such warranty or covenant;

          (f) As promptly as possible upon SBA's receipt thereof, SBA shall provide to Horizon a copy of any notice of default received by SBA under a Ground Lease; any notice of a bankruptcy, receivership or other insolvency case or proceeding affecting a Ground Lease or a Property; and any notice, complaint order or decree affecting, or seeking to affect the status of a Tower or the operation of a Property as a wireless communications facility. In the event that SBA provides to a Ground Lessor any notice of a default by such Ground Lessor under the Ground Lease, SBA shall simultaneously provide a copy of such notice to Horizon. SBA will not terminate a Ground Lease due to such default by a Ground Lessor except during a Renewal Term and only then if SBA first offers to assign such Ground Lease to Horizon, in which event Horizon shall have the right to take an assignment of the Ground Lease and to cause an Acquisition. Horizon shall provide notice to SBA of the intent of Horizon to accept an assignment of a Ground Lease within ten (10) days of the date that Horizon receives a notice of such an event from SBA. The failure of Horizon to tender said notice to SBA within ten (10) days of the date that Horizon receives a notice of such an event from SBA shall constitute a waiver of Horizon's right to accept an assignment of the Ground Lease;

          (g) SBA shall not authorize, permit or allow any third party to use any portion of a Property in violation of applicable laws, regulations, codes or ordinances (including, without limitation, any legal requirements governing radio frequency emissions) or in violation of the applicable Ground Lease; and

          (h) SBA shall maintain at its expense the Tower and any other SBA Improvements on the Property in accordance with applicable laws, codes, ordinances and regulations, including any applicable lighting, painting or other marking requirements. In the event that a Tower is subject to lighting requirements under any applicable laws, ordinances, codes or regulations, SBA shall maintain an alarm system to monitor the operation of such lighting, and Horizon may install at its expense a tie-in monitor or alarm to inform Horizon of the operation of such lighting. SBA shall indemnify and hold Horizon harmless from and against any actions, claims, proceedings, damages, liabilities, fees, fines, expenses and other losses suffered or incurred by Horizon in connection with the tower lighting system, except such matters as may have been suffered or incurred solely as the result of Horizon's negligence or willful misconduct. Notwithstanding the foregoing, the maintenance of the tower lighting system shall be the responsibility of SBA immediately upon the execution of such SLA. In the event that Horizon discovers that one or more lighting systems which are required by any governmental agency are malfunctioning, Horizon shall notify SBA at the following telephone number, which number shall be monitored by SBA 24 hours a day, 7 days a week. 1-888-950-7483 (SITE). Horizon shall be entitled to take any action which it deems reasonably necessary, including repairing such lighting system and/or notifying the FAA, FCC or any other governmental agency without any liability whatsoever to SBA for such actions if SBA fails to follow the applicable government procedures beyond applicable notice and grace periods. SBA shall maintain each Tower in good condition and repair.

          (i) SBA does hereby agree to indemnify and hold Horizon harmless from any and all losses, damages, fines, penalties or costs of any kind which may arise from the improper design, maintenance or operation of a Tower or tower lighting systems, or which may be imposed by the FAA, FCC or any other federal, state or local agency arising from the improper design, maintenance or operation of a Tower or tower lighting systems unless arising from Horizon's actions. Should Horizon be cited because a Site is not in compliance through no fault of Horizon and, should SBA fail to cure the conditions of noncompliance within the time to cure the noncompliance as required by the applicable governmental agencies, Horizon may either terminate the applicable SEA or, with prior written notice from Horizon to SBA and allowing SBA a reasonable opportunity to cure, proceed to cure the conditions of noncompliance at SBA's expense. Amounts of all reasonable expenses to cure such conditions of noncompliance, together with any such fine or citation paid by Horizon, may be deducted by Horizon from the Rent.

          (j) If antenna power output ("RF Emissions") are presently or hereafter become subject to any restrictions imposed by the FCC for RF Emissions standards on Maximum Permissible Exposure ("MPE"), or if the Tower otherwise is or becomes subject to federal, state or local rules, regulations, restrictions or ordinances, Horizon shall comply with SBA's reasonable requests for modifications to Horizon's Equipment which are reasonably necessary for SBA to comply. SBA shall take all measures to ensure that all other lessees, sublessees and licensees comply, with such limits, rules, regulations, restrictions or ordinances. The RF Emissions requirements of Horizon shall be superior to the requirements of any other occupants of the Property, provided, however that in no event shall Horizon's RF Emissions exceed any limitations imposed by the FCC for the operation of equipment by a single, PCS or comparable tenant. If an engineering evaluation or other power density study be performed to evaluate RF Emissions compliance with MPE limits is required under applicable law, SBA or other lessees shall bear all costs of such an evaluation or study. If said study indicates that RF Emissions at the facility do not comply with thelimits, then SBA and all of SBA's other lessees, licensees and sublessees shall immediately take any steps necessary to ensure that they are individually in compliance with such limits and shall cease or reduce operations until a maintenance program or other mitigating measures can be implemented to comply with MPE. At SBA's request, Horizon shall provide to SBA technical data necessary for routine calculations of MPE compliance, including, but not limited to, TPO gains, losses and operating frequencies.

          (k) SBA at its sole cost and expense, except if such cost or expense arises out of a negligent or wrongful act or omission of Horizon or its contractors, shall monitor, maintain and repair each Tower such that Horizon may utilize such Tower for the use permitted under Paragraph 5 of this MSA, including, without limitation, lighting systems and markings and the structural integrity of each Tower Installation, maintenance and repair of the Tower must comply with all laws applied in a manner consistent with standard industry practices except for minor noncompliance that do not affect Horizon's fights and privileges under this MSA.

     14. Relocation.

          (a) Following the date of this MSA, Horizon shall have the right, at Horizon's sole cost and expense, to relocate the Tower Space at any Site to another location on the Tower (the "Relocated Tower Space"), provided that Horizon must first obtain SBA's prior written consent which consent shall not be unreasonably conditioned, delayed or withheld.

          (b) Following any such relocation, the Relocated Tower Space shall thereafter be deemed the "Tower Space" for all purposes under this MSA and the applicable SLA, shall be leased to and occupied by Horizon in accordance with the terms and conditions of this MSA, and this MSA and the SLA shall be deemed amended accordingly. Horizon's obligations to pay any expense or cost incurred on account of such relocation shall survive any expiration or sooner termination of this MSA.

     15. Financing Matter. SBA hereby represents, covenants and agrees as follows:

          (a) SBA shall not grant, convey or cause to attach any security interest in, to or against any of SBA's interest or title under any of the Ground Lease, SBA's interest or title under any SLA, this MSA, any of the Tower or any of the other SBA Improvements unless, and this MSA and the SLAs shall be subordinate to the Security Interest if the grantee or holder thereof (a "Secured Party") and SBA duly execute and deliver to Horizon a non-disturbance and attornment agreement ("NDA") in a form substantially the same as that attached hereto as Attachment "C".

          (b) Except for the attachment of a Security Interest as permitted under Paragraph 15 (a) of this MSA, SBA shall not at any time during the Term permit or allow the filing or other attachment of any lien, charge or other encumbrance against the Site, the Property, the Tower, or other SBA Improvements on account of its work with respect thereto (other than liens that are inchoate or otherwise attach by operation of law and subsequently accrue or secure the payment of a subsequently accruing obligation, but in all events subject to the requirement to discharge same as provided in the next sentence hereof), or otherwise during the SLA Term on account of SBA's acts or omissions or the acts or omissions of its lessees, sublessees or licensees. Without limiting the foregoing, SBA shall discharge of record, whether by bond, payment or otherwise, any such lien, charge or encumbrance prohibited under this Paragraph 15 within thirty (30) days after receipt of actual notice of the filing or attachment thereof.

          (c) Horizon shall not at any time during the Term permit or allow the filing or other attachment of any involuntary lien, charge or encumbrance against the Equipment, Site, the Property, the Tower, any SLA or this MSA on account of its work with respect thereto (other than liens that are inchoate or otherwise attached by operation of law and subsequently accrue or secure the payment of the subsequently accruing obligation, but in all events subject to the requirement to discharge same as provided in the next sentence hereof), or otherwise during the Term on account of Horizon's acts or omissions. Without limiting the foregoing, Horizon shall discharge of record, whether by bond, payment or otherwise, any such lien, charge, or encumbrance prohibited under this Paragraph 15 within thirty (30) days after receipt of actual notice of the filing or attachment thereof.

     16. Casualty and Condemnation. If the whole or any substantial part of a Site shall be taken by any public authority under the power of eminent domain so as to interfere with Horizon's use and occupancy thereof, then the term of the applicable SLA shall cease on the part so taken on the date of possession by such authority of that part, and any unearned Rent paid in advance of such date shall be refunded by SBA to Horizon within thirty (30) days of such possession, and Horizon shall have the right to terminate the applicable SLA upon written notice to SBA, which notice shall be delivered by Horizon within thirty (30) days following the date notice is received by Horizon of such taking or possession. If Horizon chooses not to terminate the applicable SLA, the Rent shall be reduced or abated in proportion to the actual reduction or abatement of Horizon's use of the Site. If all or a portion of the Site is destroyed, rendering the Site unusable, Rent will be suspended until the Site is restored. SBA shall have a period of one hundred twenty (120) days to restore the Site. If the restoration is not completed within one hundred twenty (120) days, then Horizon shall have the right to terminate the applicable SLA.

     17. Taxes.

          (a) Horizon shall pay, on or before the due date thereof, all personal property taxes levied against the Equipment and all taxes levied against the Rent except for income taxes payable by SBA. If the assessed value of the Property is increased by inclusion of the Equipment and SBA is liable for the payment of such increase in taxes, then Horizon shall pay to SBA, within thirty
(30) days after receiving a written request for payment or at least fifteen (15) days prior to the due date of such taxes (whichever is later), the part of such increase in taxes specifically attributable to the inclusion of the Equipment. As a condition of such payment, SBA shall provide to Horizon an original or copy of the tax assessment or other taxing authority documentation evidencing such increase on account of the Equipment.

          (b) SBA shall pay or cause to be paid, on or before the due date thereof, personal property taxes levied against the Tower and SBA Improvements and all real property taxes for which SBA is liable under the Ground Lease or applicable law.

     18. Insurance and Subrogation.

          (a) SBA and Horizon shall each provide and maintain during the Term commercial general liability insurance in an aggregate amount of Two Million Dollars ($2,000,000) per site and name the other party hereto as an additional insured on such policy or policies. Each party may satisfy this requirement by obtaining appropriate endorsements to any master policy of liability insurance maintained by such party. In no event shall the deductible under either party's policy of commercial general liability insurance exceed Ten Thousand and No/100 Dollars ($10,000.00). Without limiting the generality of SBA's covenant to comply with the obligations of the Ground Lease, SBA agrees that with respect to the Conveyed Sites it shall maintain during the Term insurance required to be maintained by "Horizon" under the Ground Lease. The policy amount set forth in this Paragraph 18(a) shall be reset on every fifth anniversary of the Date of this MSA to increase by a commercially reasonable amount but not more than 115% of the policy amount set during the preceding five (5) year period. The parties shall also maintain any other insurance required by law, including workers' compensation insurance.

          (b) To the extent permitted under both of the parties' insurance policies, neither party shall be liable to the other (or to the other's successors or assigns) for any loss or damage caused by fire or any of the risks enumerated in a standard "All Risk" insurance policy, and, in the event of such insured loss, neither party's insurance company shall have a subrogated claim against the other. To the extent permitted under both of the parties' insurance policies each party hereto shall obtain from its insurers under all policies of fire, theft and other casualty insurance maintained by it at any time during the Term insuring or covering the Property or the Site, or any portion thereof, improvements thereon or operations therein, a waiver of all rights of subrogation which the insurer might have against the other party.

          (c) During the Initial Term and any Renewal Term of any SLA on a particular Site, SBA shall maintain an all-risks policy of property damage insurance on such Site which contains or provides for replacement cost coverage is sufficient in amount to rebuild and replace the Tower and other SBA Improvements in the event of any casualty loss. During the Initial Term and any Renewal Term of any SLA on a particular Site, Horizon shall maintain an all-risks policy of property damage insurance on such Site which contains or provides for replacement cost coverage is sufficient in amount to rebuild and replace the Equipment in the event of any casualty loss.

     19. Indemnifications.

          (a) Subject to Paragraph 18(b) above, Horizon shall indemnify, defend and hold SBA harmless from and against any and all injury, loss, damage, obligation, penalty or liability (or any claims in respect of the foregoing), costs or expenses (including reasonable attorneys' fees and court costs) imposed upon, incurred by or asserted against SBA and arising from or on account of any occurrence, injury to or death of persons (including workmen) or loss of or damage to property caused by the negligence or willful misconduct of Horizon or its agents, employees or contractors, licensees, guests or invitees in the use, operation, maintenance or repair of or on the Property, excepting matters caused by the negligence or willful misconduct of SBA and SBA's agents, employees, representatives and contractors (and Horizon shall not be deemed SBA's contractor for purposes hereof) or (ii) any failure by Horizon to perform or comply with any of the applicable terms, covenants or conditions of the MSA or any applicable SLA.

          (b) Subject to Paragraph 18(b) above, SBA shall indemnify, defend and hold Horizon harmless from and against any and all injury, loss, damage, obligation, penalty or liability (or any claims in respect of the foregoing), costs or expenses (including reasonable attorneys' fees and court costs) imposed upon, incurred by or asserted against Horizon and arising from or on account of:
(i) any occurrence, injury to or death of persons (including workmen) or loss of or damage to property caused by the negligence or willful misconduct of SBA or SBA's agents, employees, contractors, licensees, subtenants, guests, invitees or other persons on or about the Property other than Horizon and Horizon's agents, employees, representatives and contractors (and SBA shall not be deemed Horizon's contractor for purposes hereof) or (ii) any failure by SBA to perform or comply with any of the terms, covenants or conditions of the Ground Lease, this MSA or any applicable SLA.

          (c) SBA shall have no obligation to indemnify Horizon from or against nor shall Horizon be entitled to assert a claim against SBA for incidental and consequential damages arising from the negligence of SBA, but SBA shall be responsible for incidental and consequential damages arising from the intentional torts and willful misconduct of SBA or SBA's officers, agents, employees, representatives, invitees and contractors. Likewise, Horizon shall have no obligation to indemnify SBA from or against nor shall SBA be entitled to assert a claim against Horizon for incidental and consequential damages arising from the negligence of Horizon, but Horizon shall be responsible for incidental and consequential damages arising from the intentional acts and willful misconduct of Horizon or Horizon's officers, agents, employees, representatives, invitees or contractors. The foregoing waivers of incidental and consequential damages shall not apply to damages attributable to claims of third parties to this Agreement.

     20. Cell Site on Wheels. Should Horizon experience a loss in communications service to its customers for any reason, Horizon shall be, and hereby is, authorized, to the fullest extent permissible by applicable law and ordinance and the Ground Lease, to bring onto the Property a mobile wireless communications facility or COW during such period of loss of service to the extent space is available and further provided that the presence of the COW does not materially interfere with the maintenance, repair and restoration efforts of SBA or the other tenants. In the event that Horizon takes such action as the result of a breach or other negligent or wrongful act or omission of SBA, Horizon shall be entitled to recover against SBA (or, at Horizon's option, to set off against Rent payable hereunder) the reasonable costs and expenses incurred by Horizon in implementing and maintaining such facility during such period and of removing the same upon the re-establishment of regular service.

     21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and personally delivered against receipt, sent by overnight delivery by a nationally recognized overnight carrier or mailed, certified mail, return receipt requested, addressed as follows:

                    If to Horizon, to:
                    ------------------
                    Horizon Personal Communications, Inc.
                    68 East Main Street
                    P.O. Box 480
                    Chillicothe, Ohio 45601-0480
                    Attn: Vice President, Technology

                    With a copy to:
                    ---------------
                    Lewellen & Frazier PLC
                    415 North McKinley, Suite 1240
                    Little Rock, AR 72205
                    Attention: Todd A. Lewellen

                    If to SBA, to:
                    --------------
                    SBA Towers, Inc.
                    Onetown Center Road, 3rd Floor
                    Boca Raton, Florida 33486
                    Attention: Site Administration

     All notices, demands and requests shall be effective upon actual delivery, if personally delivered against receipt or delivered by overnight carrier, or, if mailed, on the date of the United States Postal Service postmark; provided, however, that the time period in which a response or action, if any, to any notice, demand or request must be given or completed shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Rejection or failure to claim delivery of any such properly given notice, demand or request, or any refusal to accept any such notice, demand or request, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice, demand or request sent as of the date of the United States Postal Service postmark or the date of attempted personal delivery or overnight carrier delivery, as the case may be. By providing at least five (5) days' written notice thereof in accordance with this Paragraph 21, either party shall have the right from time to time and at any time during the term of this MSA to change its address and to specify as its new address any address within the continental United States of America.

     22. Quiet Enjoyment,  Title and Authority. SBA covenants and warrants that:
(i) SBA has full right, power and authority to execute this MSA and the power to grant all rights and interests hereunder; (ii) SBA's execution and performance of this MSA will not violate any laws, ordinances, covenants, or the provisions of any mortgage, lease or other agreement binding on SBA, and (iii) subject to matters of record as of an SLA Commencement Date and condemnation proceedings, Horizon shall have the quiet enjoyment of each Site under this MSA during the SLA Term. SBA shall indemnify Horizon from and against any loss, cost, expense or damage including attorneys' fees associated with a breach of the foregoing covenant of quiet enjoyment Subject to Paragraph 22 (iii), Horizon shall not be disturbed in its use and occupancy of such Site or in the exercise of its rights under this MSA or the applicable SLA as long as Horizon is not in default hereunder beyond any applicable grace or cure period. Horizon covenants and warrants that: (i) Horizon has the full right, power and authority to execute this MSA and perform its obligations hereunder, and (ii) Horizon's execution and performance of this MSA will not violate any laws, ordinances, covenants, or the provisions of any mortgage, lease or other agreement binding on Horizon.

     23. Environmental Laws.

          (a) Horizon, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless SBA from and against any and all damages, caused by activities conducted on a Site by Horizon, and either (i) arising from the presence of any substance, chemical or waste identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation including petroleum or hydrocarbon based fuels such as diesel, propane or natural gas (collectively, "Hazardous Materials") introduced by Horizon upon, about or beneath a Site or migrating from such Site, or (ii) arising out of the violation by Horizon of any environmental requirements applicable to a Site or applicable to the activities of Horizon on such Site. Horizon covenants that it shall not nor shall Horizon allow its employees, agents or independent contractors to treat, store or dispose of any Hazardous Materials on the Property except in accordance with applicable laws.

          (b) Except as set forth above, SBA, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Horizon from and against any and all damages arising from (i) the presence of Hazardous Materials upon, about or beneath any Property or migrating to or from the Property introduced by SBA or its other tenants, or (ii) arising out of the violation by SBA or its other tenants of any environmental requirements pertaining to the Property and any activities thereon.

     24. Assignment and Subleasing. Either party may assign all or a portion of its rights, title or interests hereunder or under a particular SLA; provided, however, that the proposed assignee shall agree in writing to be bound by the terms and conditions of this MSA and each applicable SLA. In the event that the proposed assignee provides audited (i) balance sheets and (ii) statements of operations prepared in accordance with GAAP which indicate that the assignee has a financial position, as measured by reference to such assignee's net worth, operating results, and working capital, which is comparable to that of the assigning party as of the date hereof, the assigning party shall be released from any and all obligations under the assigned instruments and for the assigned Sites. No such assignment by either party shall affect the rights and obligations of the other party under this MSA. In the event that the proposed assignee does not have a financial position (as defined above) which is comparable to that of the assigning party as of the date hereof, the assigning party shall remain liable for all obligations under the assigned instruments and for the assigned Sites. Notwithstanding the foregoing, Horizon shall have the right without having the obligation to obtain the consent of SBA to assign any SLA to West Virginia Alliance, LLC d/b/a Intellos. Horizon shall not be entitled to assign its interest under this MSA or an SLA to an entity which utilizes a spectrum different than that of Horizon unless it first obtains SBA's prior written consent which consent shall not be conditioned or unreasonably withheld or delayed by SBA. SBA acknowledges that its consent to a proposed assignment by

Horizon to an entity which operates at a spectrum different from Horizon's will be unreasonably withheld if the operation at said spectrum will not cause interference with the operation of other equipment at each applicable Property affected by the SLA proposed to be assigned by Horizon. Horizon shall have no right to sublease or partially assign its rights under any SLA unless it first obtains SBA's prior written consent; however, SBA shall be entitled, subject to the other provisions hereof, to sublease or partially assign its rights under an SLA without obtaining Horizon's prior consent.

     25. Notice of Proposed Third Party Use; Right of First Refusal.

          (a) In the event that (i) SBA makes or receives a bona fide offer pursuant to which a third party would enter into a lease, sublease, license or other occupancy agreement with respect to any portion of a Property (the "Right of First Refusal Space") during the term of this MSA and (ii) SBA intends to accept such offer, then SBA shall promptly send written notice (the "Right of First Refusal Notice") to Horizon offering to lease or sublease the Right of First Refusal Space to Horizon for the same rent and under the same terms and conditions as the aforementioned bona fide offer (the "Right of First Refusal"). The Right of First Refusal Notice shall contain the following information:

                    (i) the price, terms, and conditions for the occupancy of the Right of First Refusal Space, the name of the person or entity making the offer and a description of the Right of First Refusal Space;

                    (ii) evidence of the bona fide offer such as a written proposal, term sheet or proposed contract or a summary of a verbal offer; and

                    (iii) provided that such third party is a provider or carrier of wireless communications services, the frequency or frequencies, proposed antenna radiation center location and radiated power level and type of technology (whether CDMA, TDMA, etc.) to be utilized by such third party on the Property.

          (b) Horizon shall have three (3) days after Horizon's receipt of the Right of First Refusal Notice in accordance with the notice provision in Paragraph 21 hereof (which three (3) day period is referred to herein as the "Acceptance Period") to elect to exercise the Right of First Refusal. If Horizon elects to exercise the Right of First Refusal, Horizon shall notify SBA in writing within the Acceptance Period of Horizon's intent to exercise such right whereupon the Right of First Refusal shall become a binding contract for the lease or sublease of the Right of First Refusal Space and Horizon shall lease or sublease the Right of First Refusal Space in accordance with such rent, terms and conditions. If Horizon does not notify SBA in writing within the Acceptance Period of Horizon's election to exercise its Right of First Refusal on such terms and conditions, Horizon's right to exercise its Right of First Refusal on such terms and conditions shall terminate. This Paragraph 25 (b) shall not be deemed to limit or alter Horizon's relocation rights set forth in Paragraph 14 of this MSA or to relieve Horizon of its obligations under the SLA prior to the exercise of the Right of First Refusal by Horizon.

     26. Right of First Refusal to Purchase.

          (a) Except in the instance of a sale of substantially all of the assets of SBA or in the event of a merger or reorganization by SBA, if, at any time during the Term, SBA receives a bona fide offer from a third party to purchase any Property (the "Offer"), which Offer SBA is prepared to accept, SBA shall promptly transmit to Horizon its written offer (the "First Refusal Notice") to sell the Property to Horizon on the same terms and conditions specified in the Offer. Horizon shall have ten (10) business days within which to accept such offer. If Horizon shall accept such offer by written notice (the "Acceptance Notice") to SBA within said ten (10) day period (such Acceptance Notice shall specify a closing date which is the earlier of thirty (30) days from the date thereof or the closing date specified in the Offer), such offer and acceptance shall constitute a contract between them for the sale by SBA and the purchase by Horizon of the Site and shall not thereafter be subject to rejection by either party.

          (b) If the Offer is not so accepted by Horizon, SBA may sell the Property to such bona fide third party purchaser on the terms contained in the Offer. Any such sale and transfer must be consummated within 180 days following the expiration of the time herein above provided for the acceptance of the Offer by Horizon. If the Property is sold to such third party, the sale shall be subject to this MSA and the applicable SLA and all of the provisions hereof, including the right of first refusal provided in this Paragraph 26.

     27. Waiver of SBA's Lien. SBA hereby waives any and all lien rights it may have, statutory or otherwise, with respect to the Equipment or any portion thereof. The Equipment shall be deemed personal property for purposes of this MSA and any SLA, regardless of whether any portion thereof is deemed real or personal property under applicable law.

     28. Conditions Precedent. SBA shall have the right to terminate this Agreement if the following conditions have not been satisfied prior to the Closing (as that term is defined in the APA): 1) a BTS Agreement in form substantially similar to this Agreement has been entered into between Bright PCS, LLC and SBA; and 2) this Agreement has been approved by the Board of Directors of SBA. In the event that SBA fails to obtain approval of this Agreement by its Board of Directors on or before September 1, 1999, this MSA shall terminate and SBA shall pay to Horizon the sum of Fifty Thousand and No/100 Dollars ($50,000.00).

     29. Confidential Information.

          (a) Use of Confidential Information. In order to permit the parties to perform their respective obligations under this Agreement, each party may, from time to time, disclose to the other confidential or proprietary information. Such confidential or proprietary information and the terms of this Agreement shall constitute "Confidential Information". Each party shall use all Confidential Information solely for the purpose of performing its obligations under this Agreement. Neither party shall disclose to any other person, other than employees or agents of the party who agree, in writing, to be bound by an equivalent undertaking, any Confidential Information. SBA agrees not to disclose any of Horizon's Confidential Information to a competitor of Horizon. Horizon agrees not to disclose any of SBA's Confidential Information to a competitor of SBA.

          (b) Exceptions. The aforementioned restrictions shall apply to all Confidential Information with the exception of the following:

                    (i) Confidential Information which is made public by either party while performing under this Agreement or which otherwise is or hereafter becomes part of the public domain through no wrongful act, fault, or negligence on the part of the other party;

                    (ii) Confidential Information which a party can reasonably demonstrate is already in such party's possession and not subject to an existing agreement of confidentiality;

                    (iii) Confidential Information which is received from a third party without restriction and without breach of an agreement with Horizon or SBA;

                    (iv)   Confidential   Information   which  is  independently
          developed by a party as evidenced by its records; or

                    (v) Confidential Information which either party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof; provided that, to the extent that it may lawfully do so, the disclosing party shall provide the affected party with immediate written notice of the nature of the required disclosure and shall, where appropriate, provide that party with the opportunity to interpose an objection or obtain a protective order restricting the use and disclosure of the Confidential Information; or

                    (vi) in defense of a legal action or otherwise required by a governmental agency or applicable law.

     30. Miscellaneous.

          (a) Each party agrees to furnish to the other and to a person or entity designated by the requesting party, within twenty (20) days after receipt of written request such truthful estoppel information as either party may reasonably request.

          (b) Each party agrees to execute any documents (including a short form or memorandum of lease, easement agreement or both) requested by the other party to confirm of record its rights under this MSA or any SLA (but excluding the economic terms hereof). Unless the laws of the state in which the Property is located prohibit the recordation of a short form or memorandum of lease, neither party shall record this MSA, but may record, in lieu thereof, the aforementioned short form or memorandum of lease or the SLA. In the event of a recordation prohibition described above, either party may record any SLA. Either party may record any easement agreement.

          (c) This MSA, the BTS Agreement and the Antenna Site Agreement including all SLAs, exhibits attached hereto and incorporated herein by reference, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all understandings, contracts, promises, covenants, representations, statements, agreements and undertakings (whether written or oral), with respect thereto made prior to, the execution and delivery of this MSA with the exception of the Agreement for Use, Non-Disclosure of Proprietary Information. This MSA or any SLA may not be modified or amended, except by a written instrument signed by both parties hereto. This MSA, SBA's rights and Horizon's rights hereunder shall be deemed to be and hereby are incorporated by reference into each SLA for a Site and this MSA and each SLA shall run with and burden title to each Site and Property and, except as otherwise provided herein, the provisions of this MSA and each SLA shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns. The paragraph captions and headings used in this MSA are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof. If the time period or date by which or on which any right, option or election provided under this MSA must be exercised, or by which or on which any act required hereunder must be performed, or by which or on which any notice must be given or received, expires or occurs on a Saturday, Sunday or a holiday observed by state chartered or national banks in the state or commonwealth in which the Site are located, then such time period or date shall be automatically extended through the end of the next day which is not a Saturday, Sunday or such a holiday. All exhibits attached to this MSA and referred to herein are deemed incorporated in this MSA by reference.

          (d) Whenever possible, each provision of this MSA shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this MSA shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this MSA.

          (e) This MSA does not, and shall not be construed to, create a partnership or joint venture or any other relationship between SBA and Horizon other than the relationship of lessor and lessee under the laws of the state or commonwealth in which each Property is located.

          (f) This MSA shall be governed by, and construed in accordance with, the laws of the state where the applicable Site is situated.

          (g) This MSA may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by the each of the parties, it being understood that all parties need not sign the same counterpart.

          (h) Horizon shall be entitled to pursue NDAs with the Ground Lessors for each Site; provided, however, that SBA shall have the right to review and approve, which approval shall not be unreasonably conditioned, delayed or withheld, all correspondence which is sent to the Ground Lessors. Horizon shall provide SBA with copies of all such correspondence for SBA's files.

          (i) No Brokers; Indemnification from Broker's Fees. Horizon and SBA hereby represent, agree and acknowledge that no broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this MSA. Each of the parties shall indemnify, defend and hold the other party harmless for all claims, damages, liabilities and expenses (including attorney's fees) arising from a misrepresentation arising from the first sentence of this paragraph.

     IN WITNESS WHEREOF, SBA and Horizon have duly executed and delivered this MSA. The party last executing this MSA shall insert the date of such execution on the first page hereof, which date shall be the Date of this MSA.

                                     PURCHASER:
                                     SBA TOWERS, INC.


                                     By:______________________________

                                     Title:___________________________

                                     Attest: _________________________

                                     Title:___________________________

                                             [CORPORATE SEAL]


                                     HORIZON PERSONAL
                                     COMMUNICATIONS, INC.:


                                     By:______________________________

                                     Title:___________________________

                                 ATTACHMENT "A"
                                       SLA

                            SITE LEASE ACKNOWLEDGMENT

     This Site Lease Acknowledgment ("SLA") is made and entered into as of this ________ day of ______________, 1999, by and between ______________________ , hereinafter designated as "Horizon" and __________________________ hereinafter designated as "SBA", pursuant and subject to that certain Master Site Agreement ("MSA") by and between the Parties hereto, dated as of March ________, 1999. All capitalized terms have the meanings ascribed to them in the MSA.

     1. The Site leased by SBA to Horizon shall consist of the Cable Path, Easements, Tower Space, and Ground Space, as those terms are defined in the MSA. The Site is a portion of that certain portion of that real property, located in the City of ____________, the County of _____________, and the State of ____________, more particularly described in the Memorandum of Lease which is recorded in Book ___, Page ___ [or as Instrument Number _____________] in the office of the ___________________ of ______________ County, ____________ (the
Property"). The Property is described in Exhibit "1" attached hereto and made a part hereof.

     2. Horizon has installed at the Site the Grandfathered Equipment set forth in Exhibit "2" which shall be completed, attached and incorporated herein within 180 days of the SLA Commencement Date in accordance with paragraph 2(c) of the Agreement This paragraph shall only apply to Conveyed Sites as that term is defined in the MSA.

     3. The commencement date of the SLA ("SLA Commencement Date") is _____________, 1999. The first (1st) monthly rental payment is due and payable by Horizon to SBA on the SLA Commencement Date in accordance with Paragraph 4 of the Agreement. Any future rent adjustments shall be calculated in accordance with Paragraph 4 of the Agreement.

     4. The term of this SLA is ten (10) years beginning on the SLA Commencement Date. The term of the SLA will automatically renew for three (3) additional, consecutive five (5) year terms unless Horizon notifies SBA in writing of Horizon's intention not to renew as provided in Paragraph 3(c) of the MSA.

     5. Horizon has been granted certain preferential rights pursuant to the MSA which may affect subsequent tenants or purchasers of the Property. These preferential rights include a right of first refusal to purchase the Property, the right of first refusal to lease additional space on the tower, the right to relocate its equipment to a different height on the tower, the right to install additional equipment on the Property (subject to such limitations to install, modify or replace the equipment as may be provided in the MSA), the right to place a mobile telecommunications facility on the property in the event the existing tower facilities are damaged or destroyed, and the right to be free from interference from subsequent tenants.

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.


ATTEST:                           _____________________________________
                                  d/b/a  HORIZON

____________________              By:__________________________________

                                  Title:_______________________________


ATTEST:                           _____________________________________
                                  d/b/a SBA COMMUNICATIONS

____________________              By:_________________________________

                                  Title:______________________________


                               [ACKNOWLEDGEMENTS]

                             Exhibit "1" TO THE SLA
                             ----------------------

                        LEGAL DESCRIPTION OF THE PROPERTY


[FOR CONVEYED SITES, THIS DESCRIPTION SHOULD BE TAKEN FROM THE MOL FILED BY HORIZON AND SHOULD INCLUDE ALL INGRESS/EGRESS AND UTILITY EASEMENTS]

                             Exhibit "2" to the SLA
                             ----------------------

                             GRANDFATHERED EQUIPMENT


For Conveyed Sites, this Exhibit shall be completed, attached and incorporated herein within 180 days of SLA Commencement Date in accordance with paragraph 2(c) of the Agreement

Antenna manufacturer and type-number:                   ------------------

Number of antennas:                                     ------------------

Weight and dimension of antenna(s) (LxWxD):             ------------------

Transmission line mfr. & type no.:                      ------------------

Diameter & length of transmission line:                 ------------------

Location of antennas for Grandfathered Equipment
(as described in Exhibit 3" attached hereto and
made a part hereof):                                    ------------------

Height of antenna(s) on structure:                      ------------------

Direction of radiation:                                 ------------------

Ground Space for Grandfathered Equipment
(equipment building/floor space dimensions
as described in Exhibit "4" attached hereto
and made a part hereof):                                ------------------

Frequencies/Max Power Output:                           ------------------

Grounding specifications for Grandfathered
Equipment (as described in Exhibit "5"
attached hereto and made a part hereof):                ------------------

Generator services, if any:                             ------------------

                             Exhibit "3" to the SLA
                             ----------------------

                              LOCATION OF ANTENNAS


[FOR CONVEYED SITES, THIS EXHIBIT SHALL BE COMPLETED BY SBA WITHIN 180 DAYS OF THE SLA COMMENCEMENT DATE AND SHALL BE SUBJECT TO HORIZON'S WRITTEN APPROVAL]

                             Exhibit "4" to the SLA
                             ----------------------

                  DESCRIPTION OF EQUIPMENT BUILDING/FLOOR SPACE


[FOR CONVEYED SITES, THIS EXHIBIT SHALL BE COMPLETED BY SBA WITHIN 180 DAYS OF THE SLA COMMENCEMENT DATE AND SHALL BE SUBJECT TO HORIZON'S WRITTEN APPROVAL.]

                             Exhibit "5" to the SLA
                             ----------------------

                            GROUNDING SPECIFICATIONS


[FOR CONVEYED SITES, THIS EXHIBIT SHALL BE COMPLETED BY SBA WITHIN 180 DAYS OF THE SLA COMMENCEMENT DATE AND SHALL BE SUBJECT TO HORIZON'S WRITTEN APPROVAL.]

                                 ATTACHMENT "B"
                                 --------------

                          ANTENNA SITE LEASE AGREEMENT

                        CONFIDENTIAL TREATMENT REQUESTED

     Confidential Portions of this Agreement Which Have Been Redacted Are Marked With ("[***]"). The Omitted Material Has Been Filed Separately With The Securities and Exchange Commission.

                      ATTACHMENT B TO MASTER SITE AGREEMENT

                             ANTENNA SITE AGREEMENT


1. PREMISES AND USE. SBA Towers, Inc., a Florida corporation "Owner" leases to _______________, a Delaware Corporation, "Tenant," the site described below:

     Check appropriate box(es)

     Tower antenna space;

     Pad or Shelter space for placement of base station equipment consisting of approximately _________ square feet; of space; or

     Space required for cable runs to connect telecommunications equipment and antennas, in the location(s) shown on Exhibit A, together with a non-exclusive easement for reasonable access thereto and to the appropriate, in the discretion of Tenant, source of electric and telephone facilities, collectively, the "Site." The Site will be used by Tenant for the purpose of installing, removing, replacing, modifying, maintaining and operating, at its expense, a telecommunications service system facility consisting of the antenna(s) and related equipment set forth on Exhibit B the "Equipment." If Tenant desires to place equipment on the Site other than that listed on Exhibit B, Owner and Tenant will negotiate the placement of the additional equipment and the associated increased rent. Any personal property owned by Tenant whether fixed or attached to the Site or the Tower shall remain the exclusive property of Tenant without regard to whether the personal property is described on Exhibit B. Tenant will use the Site in a manner which will not unreasonably disturb the occupancy of Owner's other tenants.

2. CONDITIONS PRECEDENT. Tenant's obligation to perform under this Agreement shall be subject to and conditioned upon:

     (a) Tenant securing appropriate approvals after making diligent efforts for Tenant's intended use of the Site from the Federal Communications Commission, the Federal Aviation Administration and any other federal, state or local regulatory authority having jurisdiction over Tenant's proposed use of the Site;

     (b) Tenant shall have the right to obtain a title report or commitment for a title policy from a title insurance company of its choice. If, in the opinion of the Tenant, such title report shows any defects of title or liens or encumbrances which adversely affect Tenant's use of the Site or Tenant's ability to obtain financing, Tenant shall have no obligation to perform under this Agreement;

     (c) Tenant shall have the right to have the Site surveyed and to have structural tower studies, radio frequency engineering and other engineering analyses performed. In the event that any defects are shown by the survey or the engineering analyses, which in the opinion of Tenant, may adversely affect Tenant's use of the Site. Tenant shall have the right to cancel this Agreement immediately upon written notice to Owner; and

     (d) Tenant shall have the right to have an environmental audit of the Site performed by an environmental consulting firm of Tenant's choice at Tenant's cost. If the environmental audit reveals that the Site is contaminated with Hazardous Materials, as that term is hereinafter defined, Tenant shall have no obligation to perform under this Agreement; and

     (e) Tenant may conduct radio frequency propagation studies ("RF Studies") on the Site. If the RF Studies do not provide results which meet with the personal satisfaction of Tenant, Tenant shall have no obligation to perform under this Agreement. Tenant shall have 60 days from the Possession Date ("Review Period") to perform the conditions in this section. Tenant's inability to successfully satisfy these conditions or the occurrence of any other event which effectively prohibits Tenant's intended use of the Site shall relieve Tenant from any obligation to perform under this Agreement and shall entitle Tenant to restitution of any unearned rental payments which have been paid to Owner during the Review Period.

          Owner's obligation to perform under this Agreement shall be subject to and conditioned upon Tenant providing Owner with a copy of the FAA Determination of No Hazard which grants approval to Tenant's frequencies and power (ERP) to be used at the Site. Tenant shall make diligent efforts to obtain such Determination and shall have 60 days from the Possession Date to perform this condition. Tenant's inability to successfully satisfy this condition shall relieve Owner from any obligation to perform under this Agreement at Owner's option.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED


3. TERM. The term "Initial Term" of the Agreement is five years beginning on the earlier of (i) fifteen (15) days from the date that Owner provides notice to Tenant that the Site is ready for Tenant's installation of Equipment, or (ii) the date on which Tenant commences installation of any of its Equipment at the Possession Site ("Possession Date"). If the Possession Date is the first day of a calendar month, the Possession Date shall also be the Commencement Date ("Commencement Date"). If the Possession Date falls on a day other than the first day of a calendar month, the first day of the calendar month following the Possession Date shall constitute the Commencement Date. This Agreement will be automatically renewed for three (3) additional terms (each a "Renewal Term") of five years each, unless Tenant provides Owner notice of intention not to renew not less than one-hundred and twenty (120) days prior to the expiration of the Initial Term or any Renewal Term.

4. RENT. Beginning on the first anniversary of the Commencement Date, Rent will be paid in advance in equal monthly payments of [***] for the first twelve months following the first anniversary of the Commencement Date and will be increased annually on the anniversary of the Commencement Date by [***] of the yearly rate in effect for the prior year. Rent shall be apportioned for any fractional year in which the Initial Term or the Renewal Term begins or ends. Payments ONLY shall be sent to Dept. #215595, Miami, Florida 33121-5595.

5. TITLE AND QUIET POSSESSION. Owner represents and agrees (a) that is in possession of the Site as ? fee owner or ? lessee under a ground lease, ("Ground Lease;") (b) that it has the right to enter into this Agreement;
     (c) that the person  signing this  Agreement has the authority to sign; and
     (d) that Tenant is entitled to the quiet possession of the Site subject to zoning and other requirements imposed by governmental authorities, any easements, restrictions, or encumbrances of record throughout the Initial Term and each Renewal Term so long as Tenant is not in default beyond the expiration of any cure period. Notwithstanding anything to the contrary contained in this Agreement, if the Site is subject to the Ground Lease, Owner may terminate this Agreement upon the termination of Owner's right to possession of the Site under the Ground Lease. Owner will not do, attempt, permit or suffer anything to be done which could be construed to be a violation of the Ground Lease nor shall Owner surrender the Ground Lease to the Ground Lessor, enter into any amendment of the Ground Lease which would adversely affect Tenant, fail to observe or perform any obligation imposed upon Owner as the tenant under the Ground Lease beyond any applicable notice or grace period. Provided Tenant exercises its election to renew this Agreement in accordance with the terms of this Agreement, Owner shall renew the Ground Lease to assure Tenant the quiet and peaceful enjoyment of the Site for the Initial Term and any Renewal Term of this Agreement. Upon request from Tenant, Owner will furnish Tenant with a copy of the Ground Lease (with business terms deleted) attached hereto as Exhibit E. This Agreement is subordinate to any mortgage or deed of trust now of record against the Site. Promptly after this Agreement is fully executed, if requested by Tenant, Owner will request the holder of any such mortgage or deed of trust to execute a non-disturbance agreement in a form provided by Tenant, and Owner will cooperate with Tenant at Tenant's sole expense toward such an end to the extent that such cooperation does not cause Owner additional financial liability. Owner will request that the Ground Lessor execute a non-disturbance agreement in a form provided by Tenant and Owner will cooperate with Tenant at Tenant's sole expense toward such an end to the extent that such cooperation does not cause Owner additional financial liability. Tenant will not, directly or indirectly, on behalf of itself or any third party, communicate, negotiate, and/or contract with the lessor of the Ground Lease without first providing advance written notice to Owner specifying the purpose for said communications with Owner. In no event shall Tenant seek to interfere with the contractual relationship between Owner and the lessor of the Ground Agreement. A default by Owner under the Ground Lease, beyond the applicable notice or grace period, shall constitute a default under this Agreement. Owner shall provide Tenant notice of any default by Owner under the Ground Lease not less than five
     (5) days after the event of default. Tenant shall have the right to set-off against the rent accruing hereunder any sums paid by Tenant to cure a default by Owner under the Ground Lease.

6. ASSIGNMENT/SUBLETTING. Tenant will not assign or transfer this Agreement or sublet all or any portion of the Site in contravention of this Agreement without the prior written consent of Owner, which consent will not be unreasonably withheld, delayed or conditioned. However, tenant may assign without the Owner's prior written consent to any party controlling, controlled by or under common control with Tenant provided that the assuming party has comparable credit quality to that of Tenant. An assignment, transfer or sublet by Tenant as described above will not relieve Tenant of any obligations or liability hereunder. Tenant may, upon notice to Owner, mortgage or grant a security interest in this Agreement and the Equipment and may assign this Agreement and the Equipment to any such Secured Parties or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties"). In such event, Owner shall execute such consent to leasehold financing as may reasonably be required by Secured Parties. Owner agrees to notify Tenant and Tenant's Secured Parties simultaneously of any default by Tenant and to give Secured Parties the same right to cure any default as Tenant except that the cure period for any Secured Party shall not be less than 10 business days after the receipt of the default notice. Tenant may assign this Agreement without the consent of Owner to an affiliate of Tenant or to an entity which acquires Tenant's communications license from the Federal Communications Commission. In the event an assignment occurs as stated herein, the assuming party must have comparable credit quality to that of Tenant. If a termination, disaffirmance or rejection of the Agreement pursuant to any laws (including any bankruptcy or insolvency laws) by Tenant shall occur, or if Owner shall terminate this Agreement for any reason, Owner shall terminate this Agreement for any reason, Owner will give to the Secured Parties prompt notice thereof and Owner will give the Secured Parties the right to enter upon the Site during a 30-day period commencing upon the Secured Party's receipt of such notice for the purpose of removing any Equipment. Owner acknowledges that the Secured Parties shall be third-party beneficiaries of this Agreement.

7. ACCESS AND SECURITY. Tenant will have the reasonable right of access to the Site where its equipment is located; provided that, Tenant must give Owner twenty-four (24) hour notice for access to climb the tower; all other access to the ground equipment shall be available 24 hours/7 days a week.

     In the event of an emergency situation which poses an immediate threat of substantial harm or damage to persons and/or property (including the continued operations of Tenant's telecommunications equipment) which requires entry on the Site, Tenant may enter the Site and take the actions that are required to protect individuals or personal property from the immediate threat of substantial harm or damage; provided that promptly after the emergency entry and in no event later than twenty-four (24) hours, Tenant gives telephonic and written notice to Owner of Tenant's entry onto the Site.

     ACCESS NOTICE SHALL BE SUBMITTED TO SBA TOWERS, INC., DIRECTOR OF SITE MANAGEMENT.

8. NOTICES. All notices must be in writing and are effective when deposited in the U.S. mail, certified and postage prepaid, or when sent via overnight delivery, to the address set forth below, or as otherwise provided by law.

     Owner:  SBA Towers, Inc.
     One Town Center Road, 3rd Floor
     Boca Raton, FL 33486
     Attention:  Site Administration
     (800) 487-7483
     Tax I.D.:  65-0754577

     Tenant:



     Tax I.D.:

9. INSTALLATION AND IMPROVEMENTS. Prior to installing or allowing any Equipment to be installed at the Site or making any changes, modifications or alterations to such Equipment, Tenant, at its expense, will obtain all required governmental approvals and will submit to Owner plans and specifications and proposed dates of the planned installation or other activity, proposed to be performed, for Owner's approval which approval will not be unreasonably withheld, including, if requested by Owner, a tower loading study and/or an intermodulation study performed and certified by an independent licensed professional engineer. All installation of or

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

     other work on Tenant's equipment will be at Tenant's sole expense and will be performed by Owner or one of Owner's affiliates or subsidiaries which services shall be performed at fair market rates. In the event that Owner does not offer to perform such services at fair market rates, Tenant will have the right to utilize a different subcontractor to perform the work, provided, however, that Tenant shall give Owner the right to perform such work at the price at which the subcontractor that Tenant wished to hire has offered to perform such work. Any subcontractor must be approved by Owner prior to commencement of work. All installations, operation and maintenance of Equipment must be in accordance with Owner's policies set forth in EXHIBIT D. All installation of or other work on Tenant's equipment will be at Tenant's sole expense. If the work is performed by someone other than Owner or Owner's affiliate, upon completion of installation of any Equipment on the Site, Owner will have the right to inspect and reasonably approve all installation work. Owner reserves the right to prohibit operation of any Equipment it reasonably deems to be improperly installed, unsafe or not included in the installation design plan. Owner agrees to cooperate with Tenant's reasonable requests, at Tenant's expense, with respect to obtaining any required zoning approvals for the Site and any improvements. Upon termination or expiration of this Agreement, Tenant shall remove its Equipment and Improvements and will repair any damage caused by the removal of the Equipment from the Site to the condition existing on the Commencement Date, except for the ordinary wear and tear and insured casualty loss. So long as Tenant's Equipment remains on the Site after the termination date (even if it has been disconnected), Tenant will pay to Owner a hold-over fee equal to [***] of the then-effective monthly rent ("Hold-Over Fee"), prorated from the effective date of termination to the date the Equipment is removed from the Site, provided the equipment is removed within 120 days of the effective date of termination or expiration ("Removal Period"). If Tenant's equipment is not removed within 45 days after the Removal Period, Owner shall have the right to disconnect and remove Tenant's equipment and Tenant will continue to pay the Hold-Over Fee.

10. COMPLIANCE WITH LAWS. Tenant agrees to take the Site in strictly "AS IS" condition subject, however to the Owner's obligation to maintain and repair and further subject to the representations, warranties and indemnities given in this Agreement by Owner. Owner represents that the Site, its property contiguous thereto, and all improvements located thereon, are in substantial compliance with building, life/safety, disability and other laws, codes and regulations of applicable governmental authorities. Tenant will substantially comply with all applicable laws relating to its possession and use of the Site and its Equipment. Upon request by Owner, Tenant will produce satisfactory evidence that all equipment installed at the Site complies with federal regulations pertaining to radio-frequency radiation standards and is licensed with the FCC, if applicable. Owner accepts sole responsibility for the Site's compliance with all tower or building marking and lighting regulations promulgated by the Federal Aviation Administration "FAA" or the Federal Communications Commission "FCC," as applicable. Owner represents and warrants that the Site complies with all applicable tower or building making or lighting regulations promulgated by the FAA or the FCC. Owner agrees that Tenant may install, at Tenant's sole cost and expense and as required for Tenant's Equipment, a
     (i) within the Site, backup generator to provide backup power in the event of a power outage at the Site, and/or (ii) tower lighting alarm monitoring system (including, but not limited to, commercial power and a dedicated surveillance telephone line) to monitor the status of the tower/building lighting. Tenant's installation of such backup generator and/or tower/building lighting alarm monitoring system will not relieve Owner of its primary responsibility for compliance with all applicable tower or building marking and lighting requirements.

11. INSURANCE. Tenant and Owner will each procure and maintain a public liability policy, with limits of $1,000,000 for bodily injury, $1,000,000 for property damage, $2,000,000 aggregate, which minimum Owner may require adjusting at each Renewal Term, with a certificate of insurance to be furnished to the other within thirty (30) days of written request. Such policy will provide that cancellation will not occur without at least fifteen (15) business days prior written notice to the other party to this Agreement. Tenant will cause Owner to be named as an additional insured on such policy and Owner will cause Tenant to be named as an additional insured on such policy. Owner shall also maintain at Owner's sole cost and expense a fire and extended coverage casualty insurance policy insuring the Tower and related improvements for its full replacement value. All insurance policies required under this Agreement shall contain a waiver of subrogation provision under the terms of which the insurance carrier waives all of its rights to proceed against Owner or Tenant, as the case may be. If waivers of subrogation are obtained, the party procuring such insurance shall use its best efforts to obtain a certificate of insurance which notes the waiver of subrogation and a copy of the insurance which notes the waiver of subrogation and a copy of the insurance policy endorsement which evidenced the insurance carrier's assent to the waiver of subrogation. Owner and Tenant each release the other and their respective representatives from any claims by them or any one claiming through or under them by way of subrogation or otherwise for damage to any person or to the Site and to the fixtures, personal property, improvements and alterations in or on the Site that are caused by or result from risks insured against under any insurance policy carried by them and required by this Agreement; provided that such releasees shall be effective only if and to the extent that the same do not diminish or adversely affect the coverage under such insurance policies. Owner shall be named as an additional insured on any insurance policy procured by Tenant and Tenant shall be named as an additional insured on any insurance policy procured by Owner pursuant to this Agreement. Owner shall seek to obtain from any other subsequent occupant of the Site a waiver of subrogation provision under the terms of which the other occupant's insurance carrier waives all of its rights to proceed against Tenant. If Tenant is notified that a waiver of subrogation has been obtained for the benefit of Tenant from the other occupant, Tenant shall also seek to obtain a waiver of subrogation for the benefit of the occupant who obtained a waiver of subrogation for the benefit of the Tenant. If waivers of subrogation are obtained, the party procuring such insurance shall use its best efforts to obtain a certificate of insurance which notes the waiver of subrogation and a copy of the insurance policy endorsement which evidenced the insurance carrier's assent to the waiver of subrogation.

12. INTERFERENCE. Tenant understands that it is the intent of Owner to accommodate as many users as possible and that Owner may rent space to any other entity or person(s) desiring its facilities. Tenant shall not cause, by its transmitter or other activities, interference to Owner or other tenants that have previously commenced rental payments. Tenant shall provide Owner with a list of frequencies to be used at the site prior to putting said frequencies into operation. If interference occurs which involves Tenant, Owner may require that an intermodulation study be conducted at Tenant's cost. If Owner determines that the interference is the responsibility of Tenant, Owner will notify Tenant and Tenant shall have five (5) business days from the date of notice to correct the interference and if not corrected, Tenant shall cease, and Owner shall have all rights to any legal means necessary including injunctive relief and self help remedies to cause Tenant to cease, transmission except for intermittent testing for the purpose of correcting the interference. If interference cannot be corrected within sixty (60) calendar days from Tenant's receipt of Owner's notice, then Owner may terminate this Agreement without further obligations to Tenant. Owner shall be responsible for curing any and all interference to the operation of the Equipment caused by the operation of equipment owned by Owner of equipment owned by a third party to this Agreement which is in privity of contract with Owner whose occupancy of the Site commences after the date of this Agreement ("Subsequent User"). In the event that such interference cannot be eliminated or rectified to Tenant's personal satisfaction within five (5) business days of the receipt of notice by Owner from Tenant of the existence of interference ("Notice Date"), Owner shall require the Subsequent User which is believed to be causing the interference to disconnect utility service to their equipment until such time as the interference can be eliminated or rectified to the personal satisfaction of Tenant. If said interference cannot be eliminated or rectified to Tenant's personal satisfaction within sixty (60) days of the Notice Date, Owner shall at the request of Tenant require the Subsequent User which is causing the interference to immediately remove its equipment from the Tower and the Site or Tenant may at the sole discretion and option of Tenant, terminate this Agreement upon notice to Owner.

13. UTILITIES. Owner represents that utilities adequate for Tenant's use of the Site are available. Tenant may utilize existing panels and connections within or upon the Site for the connection of electrical utilities to service the Equipment. Tenant will pay for all utilities used by it at the Site. Tenant will be responsible directly to the appropriate utility companies for all utilities required for Tenant's use of the Site. However, Owner agrees to cooperate with Tenant, at Tenant's expense, in its efforts to obtain utilities from any location provided by the Owner or the servicing utility. Should electric power be provided by Owner, Tenant will install an electric meter and usage will be read by Owner or, at Owner's option, by Tenant, and the cost of electricity used by Tenant will be paid by Tenant to Owner annually as a payment separate from rent and will be computed at the then current public utility rate. In addition, Tenant may at its option and at its expense, install a separate electric meter and pay its electricity costs directly to the appropriate utility company.
     Temporary interruption in the power provided by the facilities will not render Owner liable in any respect for damages to either person or property nor relieve Tenant from fulfillment of any covenant or agreement hereof. If any of Tenant's communications Equipment fails because of loss of any electrical power, and the restoration of the electrical power is within the reasonable control of Owner, Owner will use reasonable diligence to restore the electrical power promptly, but will have no claim for damages on account of an interruption in electrical service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, Tenant will cooperate with Owner in shutting down (and Owner may shut down) the electrical service to the Site and it's Equipment in connection with any necessary maintenance operation conducted for the Site or the facilities thereon. Owner agrees to give Tenant reasonable prior notice, except in emergency situations, which notice may be oral.

14. TERMINATION BY TENANT. Tenant may terminate this Agreement at any time by notice to Owner without further liability if (a) Owner fails to have proper possession of the Site or authority to enter into this Agreement; (b) in the event of a default of any covenant or term hereof by the Owner which default is not cured within 60 days of receipt of written notice of default (without, however, limiting any other rights available to the parties pursuant to other provisions hereof); provided, that if Owner commences efforts to cure the default within such period the non-defaulting party shall no longer be entitled to declare a default; (c) if Tenant is unable to obtain or maintain through no fault of Tenant any license, permit or other Governmental Approval necessary to the construction and operation of the Tenant's Equipment or business;

15.  DEFAULT. If either party is in default under this Agreement for a period of
     (a) 20 business days following receipt of notice from the non-defaulting party with respect to a default which may be cured solely by the payment of money, or (b) 30 days following receipt of notice from the non-defaulting party with respect to a default which may not be cured solely by the payment of money, then, in either event, the non-defaulting party may pursue any remedies available to it against the defaulting party under applicable law, including, but not limited to, the right to terminate this Agreement. If the non-monetary default may not reasonably be cured within a 30 day period, this Agreement may not be terminated if the defaulting party commences action to cure the default within such 30 day period and proceeds with due diligence to fully cure the default.

16. TAXES. Tenant will be responsible for payment of all personal property taxes, states sales or use taxes assessed directly upon and arising solely from its use of its Equipment on the Site. Owner will be responsible for payment of all real property taxes, and any personal property taxes attributable to the Site and the Tower except Tenant shall pay any increase in real estate taxes levied against the Site which are solely attributable to Tenant's use of the Site. These additional taxes will be paid to Owner by Tenant within twenty (20) business days after written demand thereof by Owner accompanied by copies of each tax bill, service bill and/or assessment notice which is the basis for the demand.

17. INDEMNITY. Owner and Tenant each indemnifies the other against and holds the other harmless from any and all costs (including reasonable attorneys' fees and costs) and claims of liability or loss which arise out of the use and/or occupancy of the Site by the indemnifying party, including, without limitation, any damage occurring outside of the Site in connection with Tenant's installation of Equipment. This indemnity does not apply to any claims arising from the gross negligence or intentional misconduct of the indemnified party. Except for its own acts of gross negligence or intentional misconduct, Owner will have no liability for any loss or damage due to personal injury or death, property damage, loss of revenues due to discontinuance of operations at the Site, libel or slander, or imperfect or unsatisfactory communications experienced by the Tenant for any reason whatsoever. Owner does hereby agree to indemnify and hold Tenant harmless from any and all losses damages, fines, penalties, liabilities or costs of any kind which may arise from the improper design, maintenance or operation of the Tower or tower lighting systems or which may be imposed by the Federal Aviation Administration, Federal Communications Commission or any other federal, state or local agency arising from the improper design, maintenance or operation of the Tower and the tower lighting systems.

18. HAZARDOUS SUBSTANCES. Owner represents that it has no knowledge of any substance, chemical or waste (collectively, "substance") on the Site that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation. Tenant will not introduce or use any such substance on the Site in violation of any applicable law, or permit any discharge or release of such substance on the Site. Owner, its heirs, grantees, successors, and assigns shall indemnify, defend, reimburse and hold harmless Tenant from and against any and all environmental damages arising from the presence of Hazardous Materials upon, about or beneath the Site or migrating to or from the Site or arising in any manner whatsoever out of the violation of any activities thereon, which conditions exist or existed prior to or at the time of the execution of this Agreement or which may occur at any time in the future.

19. LIENS. Tenant will not permit any mechanics, materialman's or other liens to stand against the Site for any labor or material furnished the Tenant in connection with work of any character performed on the Site by or at the direction of the Tenant. In the event that any notice of lien will be filed or given, Tenant will, within thirty (30) days after the date of filing cause the same to be released or discharged by either payment, deposit, or bond. Owner will be indemnified by Tenant from and against any losses, damages, costs, expenses, fees or penalties suffered or incurred by Owner on account of the filing of the claim or lien.

20. CASUALTY OR CONDEMNATION. In the event of any damage, destruction or condemnation of the Site, or any party thereof, not caused by Tenant that renders the Site unusable or inoperable, Owner will have the right, but not the obligation, to provide an alternate location, whether on the same Site or another Site, or to terminate this Agreement within thirty (30) days after the damage, destruction or condemnation. If Owner does not terminate this Agreement: (i) the rent payable hereunder will be reduced or abated in proportion to the actual reduction or abatement of use of the Site; and
     (ii) Owner will make any necessary repairs to the Site caused by the damage or destruction and will be entitled to use any and all insurance proceeds to pay for any repairs. Owner will in no event be liable to Tenant for any damage to or loss of Tenant's Equipment, or loss or damage sustained by reason of any business interruption suffered by reason of any act of God, by Owner's act or omission, or Owner's violation of any of the terms, covenants or conditions of this Agreement, unless caused solely by Owner's intentional misconduct or gross negligence.

21. CONFIDENTIALITY. Tenant agrees not to discuss publicly, advertise, nor publish in any newspaper, journal, periodical, magazine, or other form of mass media the terms or conditions of this Agreement or the underlying Ground Lease. Doing so shall constitute a default under this Agreement immediately. It is agreeable that Tenant will not discuss terms and conditions with any parties not directly involved with this Agreement.

22. BANKRUPTCY AND INSOLVENCY. Owner and Tenant agree that this Agreement constitutes a lease of non-residential real property for the purposes of 11 U.S.C. Section 365(d)(4) or any such successor provision.

23. WAIVER OF OWNER'S LIEN. Owner hereby waives any and all lien rights it may have, statutory or otherwise, in and to the Equipment or any portion thereof, regardless of whether or not same is deemed real or personal property under applicable laws.

24. WAIVER OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. Owner will not assert any claim whatsoever against Tenant for loss of anticipatory profits or any other indirect, special, incidental or consequential damages incurred by Owner as a result of the construction, maintenance, operation or use of the Site or the Easement by Tenant.

25. MISCELLANEOUS. (a) This Agreement applies to and binds the heirs, successors, executors, administrators and assigns of the parties to this Agreement; (b) This Agreement is governed by the laws of the State in which the Site is located; (c) If requested by Tenant, Owner agrees promptly to execute and deliver to Tenant a recordable Memorandum of this Agreement in the form of EXHIBIT C; (d) This Agreement (including the EXHIBITS) constitutes the entire Agreement between the parties and supersedes all prior written and verbal agreements, representations, promises or understandings between the parties. Any amendments to this Agreement must be in writing and executed by both parties; (e) If any provision of this Agreement is invalid or unenforceable with respect to any party, the remainder of this Agreement or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, will not be affected and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law; (f) The prevailing party in any action or proceeding in court or mutually agreed upon arbitration proceeding to enforce the terms of this Agreement is entitled to receive its reasonable attorneys' fees and other reasonable enforcement costs and expenses from the non-prevailing party; and (g) Failure or delay on the part of Tenant or Owner to exercise any right, power, or privilege hereunder will not operate as a waiver thereof; waiver of a breach of any provision hereof under any circumstances will not constitute a waiver of any subsequent breach of the provision, or of a breach of any other provision of this Agreement. The following EXHIBITS are attached to and made a part of this Agreement: EXHIBIT "A", "B", "C", and "D".


     TENANT:                          OWNER:  SBA TOWERS, INC.

     ____________________________     ______________________________
     By:                              By:
     Title:                           Title:
     Tax No.                          Tax No. 65-0754577
     Address:                         Address: One Town Center Road, 3rd Floor
                                               Boca Raton, FL 33486
                                               Attention: Site Administration

     Date: ______________________     Date: _______________________

     Witness: ___________________     Witness: ____________________

     Witness: ___________________     Witness: ____________________

OWNER NOTARY BLOCK:

STATE OF ________________

COUNTY OF _______________

The foregoing instrument was acknowledged before me this ____ day of ____________, 1999 by __________________, a representative of SBA Towers, Inc. a
Florida corporation who is personally known to me or produced ________________ as identification.


                                    ____________________________________
      NOTARIAL SEAL                 (OFFICIAL NOTARY SIGNATURE)
                                    NOTARY PUBLIC-STATE OF _____________


                                    ____________________________________
     My commission expires:         (NAME OF NOTARY)
     ______________________         COMMISSION NUMBER:__________________

TENANT NOTARY BLOCK:

STATE OF _________________ )
                           )
COUNTY OF ________________ )


     The foregoing instrument was acknowledged before me this ____ day of ____________, 19__ by ____________________, ____________________, of
____________________,   a   ____________________   for  and  on  behalf  of  the
Corporation.


                        _______________________________
                                 NOTARY PUBLIC
                        My Commission Expires: ________


                                    ____________________________________
      NOTARIAL SEAL                 (OFFICIAL NOTARY SIGNATURE)
                                    NOTARY PUBLIC-STATE OF _____________


                                    ____________________________________
     My commission expires:         (NAME OF NOTARY)
     ______________________         COMMISSION NUMBER:__________________

SITE I.D.                                     TENANT SITE ID:
SITE NAME:                                    TENANT SITE NAME:

                                    EXHIBIT A
                                SITE DESCRIPTION


Site situated in the City of      , County of        State of         commonly
described as follows:

Legal Description:

Longitude:                 Latitude:

Sketch of Site:

SITE I.D.                                     TENANT SITE ID:
SITE NAME:                                    TENANT SITE NAME:

                                    EXHIBIT B
                           ANTENNA AND EQUIPMENT LIST


ANTENNA(S):
         Quantity:
         Type:
         Manufacturer
         Model:
         Dimensions:
         Weight:
         Mounting: ____________ rad center
                   Orientation:______(degree), ______ (degree) & ______(degree)
         Cable:
                  Number of Lines:
                  Type:
                  Size:

DISH:
         Quantity:
         Manufacturer:
         Model:
         Dimensions:
         Weight:
         Mount:
                  at       ' height level.
                  Orientation
         Cable/Type Mount:

GPS Receiver:
         Quantity:
         Manufacturer:
         Model:
         Dimensions:
         Mount Location:
         Cable/Mount:

GROUND SPACE REQUIREMENTS:

         Tenant provided Shelter
                  Dimensions:
                  Type Shelter:

SITE I.D.                                           TENANT SITE ID:
SITE NAME:                                          TENANT SITE NAME:


                             Existing Shelter Space
                               Dimensions Needed:

IF EXISTING SPACE IN OWNER'S  SHELTER IS BEING USED,  PLEASE  PROVIDE  EQUIPMENT
SPECIFICATIONS:


 Transmitter
          Quantity:
          Manufacturer
          Model:
          Power Output (Watts):

         Transmitter Cabinet
                  Quantity:
                  Manufacturer
                  Model:
                  Dimensions:
                  Weight

FREQUENCIES:

ERP:

SITE I.D.                                           TENANT SITE ID:
SITE NAME:                                          TENANT SITE NAME:

                                    EXHIBIT C

                      MEMORANDUM OF ANTENNA SITE AGREEMENT
                      MEMORANDUM OF ANTENNA SITE AGREEMENT

This memorandum evidences that a lease was made and entered into by written ANTENNA SITE AGREEMENT dated , between SBA Towers, Inc., a Florida Corporation, "Owner ________________, a ____________ Corporation, "Tenant," the terms and conditions of which are incorporated herein by reference.

Such Agreement provides in part that Owner leases to Tenant a certain site "Site" located at , City of , County of , State of , within the property of or under the control of Owner which is described in Exhibit A attached hereto, with grant of easement for unrestricted rights of access thereto and to electric and telephone facilities for a term of five (5) years commencing on which term is subject to three (3) additional five (5) year extension periods by Tenant.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the day and year first above written.

OWNER:

______________________________              Address:
By:                                         One Town Center Road, 3d Floor
Title:                                      Boca Raton, FL 33486
Tax No: 65-0754577                          Date:_______________________

OWNER NOTARY BLOCK:

STATE OF ____________                       COUNTY OF ____________

The foregoing instrument was acknowledged before me this ____ day of __________, 1999, ________________, ________________, a representative of SBA Towers, Inc., a Florida, who is personally known to me or produced ________________ as identification.


                  NOTARIAL SEAL       ____________________________________
                                      (OFFICIAL NOTARY SIGNATURE)
                                      NOTARY PUBLIC-STATE OF _____________


                                      ____________________________________
         My commission expires:       (NAME OF NOTARY)
         ___________________          COMMISSION NUMBER:__________________

Witness: __________________________

         __________________________
         Print Name

Witness: __________________________

         __________________________
         Print Name

SITE I.D.                                      TENANT SITE ID:
SITE NAME:                                     TENANT SITE NAME:

                 MEMORANDUM OF ANTENNA SITE AGREEMENT CONTINUED

TENANT:

__________________________                  Address
By:
Title:
Tax No.                                     Date:___________________


TENANT NOTARY BLOCK:

STATE OF ____________                       COUNTY OF ______________

The  foregoing   instrument  was  acknowledged   before  me  this  ____  day  of
______________,   ______________  by  ________________,   ________________,   an
individual or a representative of ______________, a ______________ Corporation, or by ____________, partner (or agent) on behalf of ________________, a partnership who is personally known to me or produced ____________ as identification.


                  NOTARIAL SEAL     ____________________________________
                                    (OFFICIAL NOTARY SIGNATURE)
                                    NOTARY PUBLIC-STATE OF _____________

                                    ____________________________________
         My commission expires:     (NAME OF NOTARY)
         ___________________        COMMISSION NUMBER:__________________

Witness: _______________________

         _______________________
         Print Name

Witness: _______________________

         _______________________
         Print Name

SITE I.D.                                      TENANT SITE ID:
SITE NAME:                                     TENANT SITE NAME:


                                    EXHIBIT D

                    MINIMUM SITE INSTALLATION, OCCUPANCY AND
                   MAINTENANCE REQUIREMENTS AND SPECIFICATIONS


PRE-INSTALLATION STANDARDS

1. PRIOR TO INSTALLATION, Tenant must provide Owner with complete plans for approval, including list of proposed equipment and subcontractors. No work may be performed until approval has been given and all criteria have been met. All equipment must be placed in approved locations only, and Owner must approve any changes before the installation begins. The Owner or its representative shall have the right to be on site during any work on the Site. Owner to provide price quote for installation services based on Tenant's scope of work.

INSTALLATION

2.  (a)    The following minimum protective devices must be properly installed:

          (1)  Lightning  arrestors  in  feedline  at wall  feedthru  ports (SBA
               multi-tenant  buildings).   (PCS  providers  install  jumpers  to
               extend/connect to cabinet like enclosures).

          (2)  Surge protectors in any AC & phone line circuit.

          (3)  Transmitter RF shielding. (Must be in place during operation)

          (4)  Isolator/harmonic filter. (Must be in place during operation)

          (5) Duplexer or cavity bandpass filter. (Must be in place during operation)

     (b) All equipment, including transmitters, duplexers, isolators and multicouplers, must be housed in a metal cabinet or rack mounted. No control stations or inverted transmit/receive frequency pairs are allowed on repeater sites.

     (c) All transmission lines entering the shelter must be 1/2" Heliax/Wellflex or better via a wall feedthru plate and must terminate in a properly installed lightning arrestor with an ID tag on both ends of the line.

     (d) Solid outer shield cable such as Superflex or Heliax/Wellflex must be used for all intercabling outside the cabinet. Under no circumstances will the use of foil shielded or braided RF cable (e.g.; RGB) be permitted outside the cabinet except for RG-6 quad shield cable installed on satellite receive only systems.

     (e) All antenna, power and phone cables will be routed and properly supported to the base station in a neat manner using routes provided for that purpose. Tenant will provide individual Transient (SAD) surge protection to each circuit used. All phone lines will have (SAD) transient surge protection installed. All wiring and installation will be by means of clamping or strapping and in no event will any members or other parts of the tower be drilled, welded, punched or otherwise mutilated or altered.

     (f)  All  Tenants  are to  obtain  power  from the  power  panel  and/or AC
0          receptacle  provided  for  their  specific  use.

     (g) All outside RF equipment cabinets must be grounded to the site ground system using #2 solid tinned wire with cadweld, silver solder connections, or 2 hole lugs with Burndy type compression fittings. All inside RF equipment cabinets must be grounded to the site ground system using #2, or #6 green jacketed stranded wire with silver solder connections, or 2 hole lugs with Burndy type compression fittings.

     (h) All antenna lines will be electrically bonded to the tower at the antenna and at the bottom of the tower using grounding kits installed per manufacturer specifications and all antenna brackets must be pre-approved. All antenna lines entering the Site will have COAX center pin lightning protection installed within two feet from the entry port and grounded to master ground bar in the Site ground system.

     (i) All equipment cabinets will be identified with a typed label under plastic on which the Tenant's name, address, 24 hour phone number, call sign, and frequencies will be inscribed, in addition to a copy of Tenant's FCC license.

     (j) Monitor speakers will be disabled except when maintenance is being performed. All antenna lines will be tagged within 12 inches of the termination of the feeder cable at both ends, at the entrance to the building, at repeater or base station cabinet, and at the multicoupler/combiner ports.

     (k) All ferrous metals located outside of the building or on the tower will be either stainless steel or hot dipped galvanized, not plated. Painted towers will require the painting of feedlines by the Tenant, unless installed by Owner, prior to or before completion of the install. All transmission lines are to be secured with factory hoist grips every 150' and secured to the tower or cable ladder with stainless steel and/or hot dipped galvanized hardware. Plastic wraps and/or bandit type hangers will not be accepted.

GENERAL

3. Tenant must comply with any applicable instructions regarding any Site security system.

     (a) Gates will remain closed at all times unless entering or exiting the premises. When leaving the shelter, ensure that all doors are locked and, if there is a security system, it is armed.

     (b) Any tower elevator may be used only after receiving proper instruction on its use, signing a waiver and receiving authorization from the Owner.

     (c) This Agreement does not guarantee parking space. If space is available, park only in the designated areas. Do not park so as to block any ingress or egress except as may be necessary to load or unload equipment. Parking is for temporary use while working at the Site.

     (d)  Do not adjust or tamper with  thermostats or HVAC systems.

     (e) Access to the shelter roof is restricted to authorized maintenance personnel.

                      ATTACHMENT C TO MASTER SITE AGREEMENT


Recording requested by and when
recorded return to:  Deborah L. Martinez
SBA TOWERS, INC. / BTS Leasing Dept.
One Town Center Road, 3rd Floor
Boca Raton, Florida 33486
(800) 487-7483 ext. 238

RE:  Site Lease
Recorded:____________________
Bk#:__________    Pg#:__________


                         SUBORDINATION.NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


     THIS AGREEMENT (this "Agreement"), dated as of ______________, 1999, by and between LEEMAN COMMERCIAL PAPER, INC., as Administrative Agent for the Lenders parties to that certain Amended and Restated Credit Agreement dated as of February 5, 1999, with an address of 3 World Financial Center, New York, New York, 10285, ("Lender"), and ____________________, a ____________________ having its principal office and place of business located at ______________________________("Tenant").

                             PRELEMINARY STATEMENT:

     A. Lender has made or intends to make a loan or loans (the "Loan") to or for the benefit of SBA Towers, Inc., a Florida corporation ("Owner") secured by a leasehold interest in certain real property more fully described on the metes and bounds legal description which is attached hereto, made a part hereof, and labeled Exhibit "N" and all improvements thereon and appurtenances thereto (the "Property").

     B. Lender has required the Loan to be secured to be secured by a mortgage and security agreement (the "Mortgage") on the Property.

     C. Owner and Tenant will enter into a site lease, (the "Lease") with respect to certain premises (the "Premises') which are part of the Property, as more particularly set forth in the Lease.

     D. Owner has assigned or is to assign, pursuant to the Mortgage and documents related thereto, all of its right, title and interest in the Property and the Lease and the rent payable thereunder to Lender as security, inter alia, for the performance of its obligations made in connection with the Loan.

     E. Therefore, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Tenant hereby agree as follows:

          1. SUBORDINATION. Notwithstanding anything to the contrary set forth in the Lease, but subject to the express provisions of this Agreement, the Lease and the leasehold estate created thereby shall at all times remain subordinate and inferior to the Mortgage and the lien thereof, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

          2. NON-DISTURBANCE. So long as Tenant is not in default (after the expiration of all periods afforded to Tenant during which Tenant has the right to cure any default) in the payment of rent, additional rent or other sums or charges now or hereafter payable under the Lease, or in the performance of any of the terms, covenants or conditions of the Lease, Tenant shall not, by reason of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure, or the exercise of any remedy provided in the Mortgage, be disturbed in Tenant's use, occupancy and quiet enjoyment of the Premises during the term of the Lease or any extension thereof set forth in the Lease, and Tenant shall have the right to exercise all renewal terms set forth in the Lease in accordance with the terms of the Lease. In the event of a foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure, or the exercise of any remedy provided in the Mortgage, Lender shall recognize and confirm the validity and existence of the Lease, and Tenant's right to remain in occupancy of the Premises and the Lease will continue in full force and effect and Tenant will have the right to continue the Use permitted by the Lease and occupancy of the Premises and operation of the Tenant's equipment pursuant to the provisions of the Lease.

         3. ATTORNMENT. Upon the transfer of the Premises to Lender or its successors or assigns, whether through foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall attorn to such transferee as the landlord under the Lease. Said attornment shall be effective and self-operative without the execution of any further instruments upon the transferee's succeeding to the interest of the landlord under the Lease. Tenant and Lender shall, however, confirm the provisions of this paragraph in writing upon request by either of them.

          4. MISCELLANEOUS.

               (a) This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender's interest is assigned or transferred.

               (b) This Agreement is the whole and only agreement between the parties hereto with regard to the subject matter hereof. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

               (c) This Agreement shall be deemed to have been made in the state where the Property is located and the validity, interpretation and enforcement of this Agreement shall be determined in accordance with the laws of such state.

               (d) In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

               (e) Any notices or communications required or permitted to be given or made hereunder shall be deemed to be so given or made when in writing and delivered in person or sent by United States registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, directed to the parties at the following addresses listed above or to such other address as such party may from time to time designate in writing to the other party. Notices or communications mailed in the U.S. mail shall be deemed to be served on the third business day following mailing, notices or communication served by hand or by overnight courier shall be deemed served upon receipt.

     IN WITNESS WHEREOF, this Agreement has been signed and delivered as of the date and year first above set forth.

                                     LENDER:
                                     LEHMAN COMMERCIAL PAPER, INC.,
                                     as Administrative Agent

Witnesses                            By:_______________________________

__________________________           Print:____________________________
Sign/Print Name                      Its:______________________________

__________________________
Sign/Print Name                      TENANT:

Witnesses                            By:_______________________________

__________________________           Name:_____________________________
Sign/Print Name                      Title:____________________________

__________________________
Sign/Print Name

Attest:___________________                 [AFFIX CORPORATE SEAL]
Name: ____________________
Title:____________________

LENDER:

STATE OF ______________

COUNTY OF _____________


The foregoing instrument was acknowledged before me this ____ day of ____________, 1999, by __________________________ as ____________________ of
____________________  a  ____________________,  on  behalf  of the  corporation.
He/She is personally known to me or has produced ____________________ as identification.


(AFFIX NOTARIAL SEAL)            __________________________________________
                                 (OFFICIAL NOTARY SIGNATURE)
                                 Notary Public - State of _________________

                                 __________________________________________
                                 (Printed, Typed or Stamped name of Notary)

                                 Commission Number:________________________

TENANT:

STATE OF _______________

COUNTY OF ______________

     I, a Notary Public for said County and State, do hereby certify that __________________________ personally appeared before me this day and acknowledged that he/she is ____________ Secretary of ____________________ a ____________________ and general partner of ____________________, a
____________________, and that by authority and as the act of the corporation and on behalf of the partnership, the foregoing instrument was signed in its name by its __________ President, sealed with its corporate seal, and attested by him/her as its __________ Secretary.


(AFFIX NOTARIAL SEAL)             ____________________________________
                                  (OFFICIAL NOTARY SIGNATURE)
                                  Notary Public - State of ___________

                                  ____________________________________
                                  (Printed, Typed or Stamped name of Notary)

                                  Commission Number:__________________

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PROPERTY

                                 FIRST ADDENDUM
                                       TO
                              MASTER SITE AGREEMENT

     THIS FIRST ADDENDUM TO MASTER SITE AGREEMENT ("Addendum") is made and entered into this _____ day of April, 2000 by and among SBA Towers, Inc. ("SBA"), Bright Personal Communications Services, LLC ("Bright") and Horizon
Personal Communications, Inc. ("Horizon") Bright and Horizon may hereinafter collectively referred to as "Lessee".

     WHEREAS, SBA and Horizon entered into that certain Master Site Agreement ("Horizon MSA") dated as of August 17, 1999;

     WHEREAS, SBA and Bright entered into that certain Master Site Agreement ("Bright MSA") dated as of the day of October, 1999 ;

     WHEREAS, SBA and Lessee both wish to modify the Horizon MSA and Bright MSA.

     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, SBA, Bright and Horizon do hereby agree as follows:

     1. Secured Financing Addendum. SBA and Lessee wish to modify both the Horizon MSA and Bright MSA to incorporate the following provisions:

          Financing. Lessee may, upon notice to SBA, mortgage or grant a security interest in this MSA and the Equipment, and may assign this MSA and the Equipment to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Secured Parties"). In such event, SBA shall execute such consent to leasehold financing as may reasonably be required by Secured Parties. Provided that SBA has been given written notice of the name and addresses of the Secured Parties by Lessee, SBA shall notify Lessee and Lessee's Secured Parties simultaneously of any default by Lessee and to give Secured Parties the same right to cure any default as Lessee except that the cure period for any Secured Party shall not be less than 10 days after the receipt of the default notice. If a termination, disaffirmance or rejection of the MSA pursuant to any laws (including any bankruptcy or insolvency laws) by Lessee shall occur, or if SBA shall terminate this MSA for any reason, SBA will give to the Secured Parties prompt notice thereof and SBA will give the Secured Parties the right to enter upon the Property or BTS site, as applicable, during a 30-day period commencing upon the Secured Party's receipt of such notice for the purpose of removing any Equipment. Upon written request from Lessee, SBA shall execute and deliver a written instrument in recordable form acknowledging the assignment and the foregoing agreements of SBA.

     2. Consent to Assignment. Notwithstanding anything to the contrary contained in this MSA, SBA shall have the right to assign this MSA and any SLA to an Affiliate of SBA, and upon such assignment, SBA shall be released from any and all obligations under the assigned MSA or SLA, provided that such assignee assumes all of SBA's obligations under such assigned agreement in writing at the time of the assignment. For purposes of this MSA, "Affiliates" shall mean companies which control are controlled by, or under common control with SBA. For purposes of this MSA, the word "control" shall mean the ownership, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

     3. No Other Modifications. The Horizon MSA and the Bright MSA shall remain the entire agreement and understanding of SBA and Lessee with respect to the subject matter thereof except as modified by this Addendum, and except as specifically altered and amended herein, the Horizon MSA and the Bright MSA are hereby ratified and confirmed in all respects, are in full force and effect, and have not otherwise been amended, modified, extended or renewed, whether verbally or in writing.

     IN WITNESS WHEREOF, SBA, Horizon and Bright have executed this Addendum as of the date and year first above written.

SBA TOWERS, INC.


Attest:________________________

Title:_________________________


HORIZON PERSONAL COMMUNICATIONS, INC.


Attest:________________________

Title:_________________________


BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

Attest:________________________

Title:_________________________